As filed with the Securities and Exchange Commission on August 26, 2019

Registration No. 333-232961

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REPAY HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1496050
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3 West Paces Ferry Road
Suite 200
Atlanta, GA 30305
(404) 504-7474

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Timothy J. Murphy
Chief Financial Officer
3 West Paces Ferry Road

Suite 200
Atlanta, GA 30305
(404) 504-7474

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Maripat Alpuche, Esq. Roxane F. Reardon, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000	Tyler Dempsey, Esq. Troutman Sanders LLP 600 Peachtree Street, NE Suite 3000 Atlanta, Georgia 30308 (404) 885-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	26,065,000	(2)	$11.86	(3)	$309,130,900	$37,466.67	(4)

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Consists of (i) 17,615,000 shares of Class A common stock registered for sale by the selling securityholders named in this registration statement and (ii) 8,450,000 shares of Class A common stock issuable upon the exercise of 8,000,000 Private Warrants (as defined below) and 25,800,000 Public Warrants (as defined below).

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $11.86, which is the average of the high and low prices of the Class A common stock on August 23, 2019 on The Nasdaq Capital Market.

(4)	$27,577.12 previously paid.

EXPLANATORY NOTE

On July 11, 2019, Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Hawk Parent and certain other parties thereto (such Domestication, Merger and other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”).

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation (the “Company”). Class A ordinary shares and Class B ordinary shares of Thunder Bridge issued and outstanding immediately prior to the Closing converted into Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”). In addition, in connection with the Business Combination and as a result of the approval of an amendment to Thunder Bridge’s Warrant Agreement (as defined below), each warrant of Thunder Bridge became one warrant of the Company exercisable for one-quarter of one share of Class A common stock at an exercise price of $2.875 per one-quarter share ($11.50 per whole share).

Our Class A common stock is currently traded on the Nasdaq Capital Market under the symbol “RPAY”.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED AUGUST 26, 2019

PRELIMINARY PROSPECTUS

REPAY HOLDINGS CORPORATION

17,615,000 Shares of Class A Common Stock
Up to 8,450,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 17,615,000 shares of our Class A common stock, of which 8,000,000 shares and 4,115,000 shares are subject to lock-up restrictions until 120 days and at least 150 days, respectively, after the closing of Business Combination. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

In addition, this prospectus relates to the issuance by us of up to an aggregate of 8,450,000 shares of our Class A common stock which consists of (i) 2,000,000 shares of Class A common stock that are issuable upon the exercise of 8,000,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Thunder Bridge, which shares will be subject to lock-up restrictions until 120 days after the closing of the Business Combination and (ii) 6,450,000 shares of Class A common stock that are issuable upon the exercise of 25,800,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Thunder Bridge. We will receive amounts from the exercise of any Warrants for cash.

Our Class A common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “RPAY”. On August 23, 2019, the closing price of our Class A common stock was $11.80.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, and as such, have elected to comply with certain reduced public company reporting requirements.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2019.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Repay Holdings Corporation. References to “Thunder Bridge” refer to Thunder Bridge Acquisition, Ltd. prior to the consummation of the Business Combination.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the Company’s industry and market sizes, future opportunities for the Company and the Company’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC and those identified elsewhere in this prospectus, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to realize the expected benefits from the Business Combination; a delay or failure to integrate and realize the benefits of the TriSource acquisition and any difficulties associated with operating in the back-end processing markets in which the Company does not have any experience; changes in the payment processing market in which the Company competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that the Company targets; risks relating to the Company’s relationships within the payment ecosystem; risk that the Company may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to the Company; and the risk that the Company may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about the Company or the date of such information in the case of information from persons other than the Company, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this prospectus. Forecasts and estimates regarding the Company’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

THE COMPANY

The Company

We provide integrated payment processing solutions to industry-oriented markets in which merchants have specific transaction processing needs. Our proprietary, integrated payment technology platform reduces the complexity of the electronic payments process for merchants, while enhancing their consumers’ overall experience. We charge our clients processing fees based on the volume of payment transactions processed and other transaction or service fees. We processed approximately $7.5 billion of total card payment volume in 2018. In the six months ended June 30, 2019, the year ended December 31, 2018 and the year ended December 31, 2017, we had total revenues of $75.5 million, $130.0 million and $94.0 million, respectively.

Background

Repay Holdings Corporation was originally known as Thunder Bridge Acquisition, Ltd., a special purpose acquisition company incorporated as a Cayman Islands exempted company, which consummated its initial public offering (“IPO”) in June 2018. On July 11, 2019, Thunder Bridge domesticated into a Delaware corporation and consummated the merger of its wholly-owned subsidiary with and into Hawk Parent pursuant to the Merger Agreement. In connection with the closing of the Business Combination, Thunder Bridge changed its name to Repay Holdings Corporation.

Pursuant to the Business Combination, Thunder Bridge’s then issued and outstanding Class A ordinary shares and Class B ordinary shares automatically converted, on a one-for-one basis, into shares of our Class A common stock, and each issued and outstanding Warrant to purchase Class A ordinary shares of Thunder Bridge became, after giving effect to the Warrant Amendment (as defined below), exercisable by its terms to purchase an equal number of shares of Class A common stock. In addition, pre-Business Combination equityholders of Hawk Parent received as consideration for their existing limited liability company interests of Hawk Parent an amount of cash and a number of units representing limited liability company interests of Hawk Parent as the surviving company following the Merger (the “Post-Merger Repay Units”, and holders of such Post-Merger Repay Units, the “Repay Unitholders”). In connection with the issuance of such Post-Merger Repay Units, the Company issued to Hawk Parent, as the surviving company following the Merger, 100 shares of Class V common stock of the Company, and Hawk Parent distributed one share of Class V common stock to each holder of Post-Merger Repay Units. The rights of holders of our common stock and Warrants are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated June 18, 2018, between Thunder Bridge and the Continental Stock Transfer & Trust Company, as amended by the Warrant Amendment (the “Warrant Amendment”), dated July 11, 2019 (as amended, the “Warrant Agreement”), each of which is described in our Current Report on Form 8-K, initially filed with the Securities and Exchange Commission on July 17, 2019 (as amended on August 14, 2019, the “Closing 8-K”), which is incorporated herein by reference. See the sections entitled “Description of Securities” and “Selling Securityholders—Materials Relationships with Selling Securityholders.”

Additional Information

Our principal executive offices are located at 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305. Our telephone number is (404) 504-7474. Our website address is www.repay.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business

The payment processing industry is highly competitive. Such competition could adversely affect the fees the Company receives, and as a result, its margins, business, financial condition and results of operations.

The market for payment processing services is highly competitive. There are other payment processing service providers that have established a sizable market share in the merchant acquiring sector and service more clients than the Company does. Our growth will depend, in part, on a combination of the continued growth of the electronic payment market and its ability to increase its market share.

Our payment and software solutions compete against many forms of financial services and payment systems, including electronic, mobile and integrated payment platforms as well as cash and checks. Our competitors include Open Edge (a division of Global Payments), ACI Worldwide, Inc. and Electronic Payment Providers, Inc. (d.b.a. BillingTree). There are also many traditional merchant acquirers, such as financial institutions, affiliates of financial institutions and well-established payment processing companies, in the payment processing industry, including Bank of America Merchant Services, Elavon, Inc. (a subsidiary of U.S. Bancorp), Wells Fargo Merchant Services, Global Payments, Inc., WorldPay, Inc. and Total Systems Services, Inc. These institutions have established, or may establish in the future, payment processing businesses that could target our existing and potential clients.

Many of our competitors have substantially greater financial, technological, management and marketing resources than it has. Accordingly, if these competitors target our business model and, in particular, the vertical markets that it serves, they may be able to offer more attractive fees or payment terms and advances to our clients and more attractive compensation to its software integration partners. They also may be able to offer and provide services and solutions that the Company does not offer. There are also a large number of small providers of processing services, including emerging technology and non-traditional payment processing companies, that provide various ranges of services to the Company’s existing and potential clients. This competition may effectively limit the prices the Company can charge, cause it to increase the compensation it pays to its software integration partners and require the Company to control costs aggressively in order to maintain acceptable profit margins. Further, if the use of payment cards other than Visa, MasterCard or Discover grows, or if there is an overall decrease in use of debit cards as compared to other payment methods, the Company’s profitability could be reduced. Competition could also result in a loss of existing clients and greater difficulty attracting new clients, and could impact our relationships with software integration partners that integrate the Company’s services into the software used by its clients. Although the Company carefully monitors attrition levels of its existing clients, it cannot predict such attrition rates in the future. One or more of these factors could have a material adverse effect on the Company’s business, financial condition and results of operations.

Unauthorized disclosure of merchant or consumer data, whether through breach of its computer systems, computer viruses, or otherwise, could expose the Company to liability and protracted and costly litigation, and damage its reputation.

The Company is responsible for data security for itself and for third parties with whom it partners, including with respect to rules and regulations established by the payment networks, such as Visa, MasterCard and Discover, and debit card networks. These third parties include clients, the Company’s software integration partners and other third-party service providers and agents. The Company and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers, expiration dates, driver’s license numbers and bank account numbers. The Company has ultimate liability to the payment networks and its sponsor banks that register the Company with the Visa, MasterCard or Discover networks for its failure or the failure of other third parties with whom it contracts to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or consumer data by the Company or its contracted third parties could result in significant fines, sanctions, proceedings or actions against the Company by the payment networks, governmental bodies, consumers or others.

Threats may result from human error, fraud or malice on the part of employees or third parties, or from accidental technological failure. For example, certain of the Company’s employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security increase when the Company transmits information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate the Company’s systems or those of its contracted third parties. Denial of service or other attacks could be launched against the Company for a variety of purposes, including interfering with its services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt the Company’s delivery of services or make them unavailable.

The Company and its contracted third parties could be subject to breaches of security by hackers. The Company’s encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A systems breach may subject the Company to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm the Company’s reputation and deter merchants from using electronic payments generally and its services specifically, thus reducing its revenue. In addition, any such misuse or breach could cause the Company to incur costs to correct the breaches or failures, expose the Company to uninsured liability, increase its risk of regulatory scrutiny, subject it to lawsuits, and result in the imposition of material penalties and fines under state and federal laws or by the payment networks or limitations on its ability to process payment transactions on such payment networks. While the Company maintains cyber insurance coverage (which, in certain cases, is required pursuant to certain of its contractual commitments) that may, subject to policy terms and conditions, cover certain aspects of these risks, its insurance coverage may be insufficient to cover all losses. Additionally, the Company may be required to increase its cyber insurance coverage pursuant to its contractual commitments entered into in the future. The costs to maintain or increase its cyber insurance coverage could have a material adverse effect on the Company’s business, financial condition and results of operations.

Any human error, fraud, malice, accidental technological failure or attacks against the Company or its contracted third parties could hurt its reputation, force it to incur significant expenses in remediating the resulting impacts, expose it to uninsured liability, result in the loss of its sponsor banks or its ability to participate in the payment networks, subject it to lawsuits, fines or sanctions, distract its management, increase its costs of doing business and/or materially impede its ability to conduct business.

Although the Company generally requires that its agreements with its software integration partners or service providers include confidentiality obligations that restrict these parties from using or disclosing any merchant or consumer data except as necessary to perform their services under the applicable agreements, it cannot guarantee that these contractual measures will prevent the unauthorized use, modification, destruction or disclosure of data or allow the Company to seek reimbursement from the contracted party. In addition, many of the Company’s clients are small and medium-sized businesses that may have limited competency regarding data security and handling requirements and may thus experience data breaches. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, and the Company’s incurring significant losses.

In addition, the Company’s agreements with its sponsor banks and its third-party payment processors (as well as payment network requirements) require the Company to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately comply with these protective measures could result in fees, penalties, litigation or termination of its sponsor bank agreements.

Security breaches may be subject to scrutiny from governmental agencies such as the Consumer Financial Protection Bureau. See the risk factor entitled “— Compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other federal and state regulations may increase our compliance costs, limit its revenues and otherwise negatively affect its business.”

If the Company cannot keep pace with rapid developments and changes in its industry, the use of its products and services could decline, causing a reduction in its revenues.

The electronic payments market is subject to constant and significant changes. This market is characterized by rapid technological evolution, new product and service introductions, evolving industry standards, changing client needs and the entrance of new competitors, including products and services that enable card networks and banks to transact with consumers directly. To remain competitive, the Company continually pursues initiatives to develop new products and services to compete with these new market entrants. These projects carry risks, such as difficulty in determining market demand and timing for delivery, cost overruns, delays in delivery, performance problems and lack of client acceptance, and some projects may require investment in non-revenue generating products or services that the Company’s software integration partners and clients expect to be included in its offerings. In addition, new products and offerings may not perform as intended or generate the business or revenue growth expected.

Additionally, the Company looks for acquisition opportunities, investments and alliance relationships with other businesses that will increase its market penetration and enhance its technological capabilities, product offerings and distribution capabilities. Any delay in the delivery of new products and services or the failure to differentiate its products and services or to accurately predict and address market demand could increase the costs of the Company’s development efforts and render its products and services less desirable or even obsolete to its clients and to its software integration partners. Any defects in the Company’s products and errors or delays in the Company’s processing of transactions could also increase costs of development efforts and result in harm to its reputation or liability claims against it. Furthermore, even though the market for integrated payment processing products and services is evolving, it may develop too rapidly or not rapidly enough for the Company to recover the costs it has incurred in developing new products and services targeted at this market. Any of the foregoing could have a material and adverse effect on the Company’s operating results and financial condition.

The continued growth and development of the Company’s payment processing services and solutions will depend on its ability to anticipate and adapt to changes in consumer behavior. For example, consumer behavior may change regarding the use of payment card transactions, including the relative increased use of cash, crypto-currencies, other emerging or alternative payment methods and payment card systems that the Company or its processing partners do not adequately support or that do not provide adequate commissions to parties like the Company. Any failure to timely integrate emerging payment methods into its software, to anticipate consumer behavior changes or to contract with processing partners that support such emerging payment technologies could cause the Company to lose traction among its customers or referral sources, including industry associations, resulting in a corresponding loss of revenue, if those methods become popular among end-users of their services.

The products and services the Company delivers are designed to process complex transactions and provide reports and other information on those transactions, all at very high volumes and processing speeds. The Company’s technology offerings must also integrate with a variety of network, hardware, mobile and software platforms and technologies, and the Company needs to continuously modify and enhance its products and services to adapt to changes and innovation in these technologies. Any failure to deliver an effective, reliable and secure service or any performance issue that arises with a new product or service could result in significant processing or reporting errors or other losses. If the Company does not deliver a promised new product or service to its clients or software integration partners in a timely manner or the product or service does not perform as anticipated, its development efforts could result in increased costs and a loss in business, reducing its earnings and causing a loss of revenue. The Company also relies in part on third parties, including some of its competitors and potential competitors, for the development of and access to, or production of, new technologies, including software and hardware. For example, the Company relies on its software integration partners to integrate its services and products into the software platforms being used by its clients. The Company’s future success will depend in part on its ability to develop or adapt to technological changes and evolving industry standards. If the Company is unable to develop, adapt to or access technological changes or evolving industry standards on a timely and cost-effective basis, its business, financial condition and results of operations could be materially adversely affected.

Potential changes in the competitive landscape, including disintermediation from other participants in the payments value chain, could harm the Company’s business.

The Company expects that the competitive landscape will continue to change and challenge it to respond to developments such as:

●	Rapid and significant changes in technology and new and innovative payment methods and programs;

●	Competitors, software integration partners, and other industry participants developing products that compete with or replace the Company’s value-added services and solutions;

●	Participants in the financial services payments and technology industries creating new payment services that compete with the Company or merging, creating joint ventures or forming other business combinations that strengthen their existing business services; and

●	New services and technologies that the Company develops being impacted by industry-wide solutions and standards related to migration to tokenization or other security-related technologies.

Failure to compete effectively against or otherwise address any of these and other competitive threats could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company’s vertical markets do not increase their acceptance of electronic payments or if there are adverse developments in the electronic payment industry in general, the Company’s business, financial condition and results of operations may be adversely affected.

The vertical markets the Company primarily serves have traditionally not utilized electronic payments. If consumers and businesses in these vertical markets do not increase their use of cards as payment methods for their transactions or if the mix of payment methods changes in a way that is adverse to the Company, such developments may have a material adverse effect on the Company’s business, financial condition and results of operations. Regulatory changes may also result in the Company’s clients seeking to charge their customers additional fees for use of credit or debit cards which may result in such customers using other payment methods. Additionally, in recent years, increased incidents of security breaches have caused some consumers to lose confidence in the ability of businesses to protect their information, causing certain consumers to discontinue use of electronic payment methods. Security breaches could result in financial institutions canceling large numbers of credit and debit cards, or consumers or businesses electing to cancel their cards following such incidents.

Potential clients or software integration partners may be reluctant to switch to, or develop a relationship with, a new merchant acquirer, which may adversely affect the Company’s growth.

Many potential clients and software integration partners worry about potential disadvantages associated with switching merchant acquirers, such as a loss of accustomed functionality, increased costs and business disruption. For merchants that are potential clients and software providers that are potential software integration partners, switching to the Company from another merchant acquirer or integrating with the Company may be a significant undertaking. There can be no assurance that the Company’s strategies for overcoming potential reluctance to change merchant acquirers or to initiate a relationship with the Company will be successful, and this resistance may adversely affect the Company’s growth and its business overall.

If the Company fails to comply with the applicable requirements of payment networks and industry self-regulatory organizations, those payment networks or organizations could seek to fine it, suspend it or terminate its registrations through its sponsor banks.

The Company does not directly access the payment card networks, such as Visa, MasterCard and Discover, that enable its acceptance of credit cards and debit cards. Instead, it relies on sponsor banks and third-party processors to access such networks and settle transactions, and the Company must pay fees for such services. To provide its merchant acquiring services, the Company is registered through its sponsor banks with the Visa, MasterCard and Discover networks as a service provider for member institutions. For example, for payments processed through TriSource Solutions, LLC (“TriSource”), which represents $6.0 billion in payment volume during the year ended December 31, 2018, approximately 71% and 28% of such payment volume was attributable to transactions processed on the Visa and MasterCard networks, respectively. For the six months ended June 30, 2019, payments processed through TriSource represented $4.4 billion in payment volume, approximately 71% and 28% of which was attributable to transactions processed on the Visa and MasterCard networks, respectively. As such, the Company, its sponsor banks and many of its clients are subject to complex and evolving payment network rules. The payment networks routinely update and modify requirements applicable to merchant acquirers, including rules regulating data integrity, third-party relationships (such as those with respect to sponsor banks and ISOs), merchant chargeback standards and Payment Card Industry Data Security Standards (“PCI DSS”). The rules of the card networks are set by their boards, which may be influenced by card issuers, some of which offer competing transaction processing services.

If the Company or its sponsor banks fail to comply with the applicable rules and requirements of any of the payment networks, such payment network could suspend or terminate the Company’s registration. Further, the Company’s transaction processing capabilities, including with respect to settlement processes, could be delayed or otherwise disrupted, and recurring non-compliance could result in the payment networks seeking to fine the Company or suspend or terminate the Company’s registrations that allow it to process transactions on their networks, which would make it impossible for the Company to conduct its business on its current scale.

Under certain circumstances specified in the payment network rules, the Company may be required to submit to periodic audits, self-assessments or other assessments with regard to its compliance with the PCI DSS. Such audits or assessments may reveal that it has failed to comply with the PCI DSS. In addition, even if it complies with the PCI DSS, there is no assurance that the Company will be protected from a security breach. The termination of its registrations with the payment networks, or any changes in payment network or issuer rules that limit the Company’s ability to provide merchant acquiring services, could have an adverse effect on the Company’s payment processing volumes, revenues and operating costs. If the Company is unable to comply with the requirements applicable to its payment processing activities, the payment networks could no longer allow it to provide these solutions, which would render the Company unable to conduct its business. If the Company were precluded from processing Visa and MasterCard electronic payments, it would lose a substantial portion of its revenues.

The Company is also subject to the operating rules of the National Automated Clearing House Association (“NACHA”). NACHA is a self-regulatory organization which administers and facilitates private-sector operating rules for ACH payments and defines the roles and responsibilities of financial institutions and other ACH network participants. The NACHA Rules and Operating Guidelines impose obligations on the Company and the Company’s partner financial institutions. These obligations include audit and oversight by the financial institutions and the imposition of mandatory corrective action, including termination, for serious violations. If an audit or self-assessment under PCI DSS or NACHA identifies any deficiencies that the Company needs to remediate, the remediation efforts may distract its management team and be expensive and time consuming.

Changes in payment network rules or standards could adversely affect the Company’s business, financial condition and results of operations.

Payment network rules are established and changed from time to time by each payment network as they may determine in their sole discretion and with or without advance notice to their participants. The timelines imposed by the payment networks for expected compliance with new rules have historically been, and may continue to be, highly compressed, requiring the Company to quickly implement changes to its systems which increases the risk of non-compliance with new standards. In addition, the payment networks could make changes to interchange or other elements of the pricing structure of the merchant acquiring industry that would have a negative impact on the Company’s results of operations.

For example, “EMV” is a credit and debit authentication methodology mandated by Visa, MasterCard, American Express and Discover and was required to be supported by payment processors beginning April 2013 and by merchants beginning October 2015. This standard set new requirements, including requiring point of sale systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard, and set new rules for data handling and security. Historically, the Company has not experienced EMV-related liabilities because substantially all of the card payment transactions it processes are card-not-present transactions and therefore not impacted by the EMV technology; however, if its business evolves to include more card present transactions in the future, it will need to reevaluate its compliance efforts.

The Company relies on sponsor banks in order to process electronic payment transactions, and such sponsor banks have substantial discretion with respect to certain elements of the Company’s business practices. If these sponsorships are terminated and the Company is not able to secure new sponsor banks, it will not be able to conduct its business.

Because the Company is not a bank, it is not eligible for membership in the Visa, MasterCard and other payment networks, and is, therefore, unable to directly access these payment networks, which are required to process transactions.

These networks’ operating regulations require the Company to be sponsored by a member bank in order to process electronic payment transactions. The Company is currently registered with Visa, MasterCard and Discover through its sponsor banks. The Company primarily works with such sponsor banks directly to settle transactions, whereas many of its competitors are generally more dependent on third party super-ISOs (Independent Sales Organizations).

In general, the Company’s sponsor banks may terminate their agreements with the Company if it materially breaches the agreements and does not cure the breach within an established cure period, if it enters bankruptcy or files for bankruptcy, or if applicable laws or regulations, including Visa and/or MasterCard regulations, change to prevent either the applicable bank or the Company from performing services under the agreement. If these sponsorships are terminated and the Company is unable to secure a replacement sponsor bank within the applicable wind down period, it will not be able to process electronic payment transactions. While the Company maintains relationships with multiple sponsor banks for flexibility in the processing of payment volume and in the pricing of its clients’ solutions, the loss of or termination of a relationship with a sponsor bank or a significant decrease in the amount of payment volume that a sponsor bank processes for the Company could reduce such flexibility and negatively affect the Company’s business. As a result, the Company may be unable to obtain favorable pricing for its clients, which could negatively impact its ability to attract and retain clients. To the extent the number of its sponsor banks decreases, the Company will become increasingly reliant on its remaining sponsor banks, which would materially adversely affect its business should its relationship with any of such remaining banks be terminated or otherwise disrupted.

Furthermore, the Company’s agreements with its sponsor banks provide the sponsor banks with substantial discretion in approving certain elements of the Company’s business practices, including its solicitation, application and underwriting procedures for merchants. The Company cannot guarantee that its sponsor banks’ actions under these agreements will not be detrimental to the Company, nor can it provide assurance that any of its sponsor banks will not terminate their sponsorship of the Company in the future. The Company’s sponsor banks have broad discretion to impose new business or operational requirements on the Company for purposes of compliance with payment network rules, which may materially adversely affect the Company’s business. If the Company’s sponsorship agreements are terminated and it is unable to secure another sponsor bank, it will not be able to offer Visa or MasterCard transactions or settle transactions which would likely cause the Company to terminate its operations.

The Company’s sponsor banks also provide or supplement funding and settlement services in connection with the Company’s card processing services. If the Company’s sponsorship agreements are terminated and it is unable to secure another sponsor bank or maintain relationships with other existing sponsor banks, the Company will not be able to process Visa and MasterCard transactions which would have a material adverse effect on its business, financial condition and results of operations.

To acquire and retain clients, the Company depends on its software integration partners that integrate the Company’s services and solutions into software used by the Company’s clients.

The Company relies heavily on the efforts of its software integration partners to ensure its services and solutions are properly integrated into the software that its clients use. Generally, its agreements with software integration partners are not exclusive and these partners retain the right to refer potential clients to other merchant acquirers.

The Company may need to provide financial concessions to maintain relationships with current software integration partners and clients or to attract potential software integration partners and clients from the Company’s competitors. The Company has been required, and expects to be required in the future, to make concessions when renewing contracts with its software integration partners, and such concessions can have a material impact on its financial condition or operating performance.

If the Company’s software integration partners focus more heavily on working with other merchant acquirers, cease operations or become insolvent, the Company may be at risk of losing existing clients with whom these software integration partners have relationships. If the Company is unable to maintain its existing base of software integration partners or develop relationships with new software integration partners, its business, financial condition and results of operations would be materially adversely affected. In addition, the Company’s efforts to form relationships with new software integration partners may be hindered to the extent they perceive that integrating with a new merchant acquirer or switching to the Company from another merchant acquirer is too costly or time-consuming. Many software providers choose to integrate with only a small number of payments processors due to the requisite time and cost of integrating their systems with a payment processor’s solutions. To the extent that a potential software integration partner has already integrated with several payments processors, it may be difficult for the Company to convince them to expand the number of payments processors they are integrated with and incur the expense and potential business disruption needed to successfully integrate its software with their systems.

Further, to the extent the Company’s software integration partners engage in, or are alleged to have engaged in, behavior that involves intentional or negligent misrepresentation of pricing or other contractual terms to clients or potential clients related to the Company’s processing services or solutions, the Company may be named in legal proceedings in connection with such actions of its software integration partners. The Company’s software integration partners are independent businesses and the Company has no control over their day-to-day business activities, including their client marketing and solicitation practices. While in some cases the Company may have indemnification rights against its software integration partners for these activities, there is no guarantee that it will be able to successfully enforce those indemnification rights or that its software integration partners are adequately capitalized in a manner necessary to satisfy their indemnification obligations to the Company. If one or more judgments or settlements in any litigation or other investigation, or related defense and investigation costs, significantly exceed the Company’s insurance coverage and the Company is unable to enforce its indemnification rights against a software integration partner or partners, its business, financial condition and results of operations could materially suffer.

Failure to effectively manage risk and prevent fraud could increase the Company’s chargeback liability and other liability.

The Company is potentially liable for losses caused by fraudulent card transactions or business fraud. Card fraud occurs when a client’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a traditional card-present transaction, if the merchant swipes the card, receives authorization for the transaction from the card issuing bank and verifies the signature on the back of the card against the paper receipt signed by its customer, the card issuing bank remains liable for any loss. In a fraudulent card-not-present transaction, even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction.

Business fraud occurs when a business or organization, rather than a cardholder, opens a fraudulent merchant account and conducts fraudulent transactions or when a business, rather than a customer (though sometimes working together with a customer engaged in fraudulent activities), knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction, or provides services in violation of applicable law. In addition, consumers may dispute repayments on a loan by claiming it was unlawful under applicable law. Business fraud also occurs when employees of businesses change the business demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account.

These types of fraud present potential liability for chargebacks associated with the Company’s clients’ processing transactions. If a billing dispute between a client and a consumer is not ultimately resolved in favor of the Company’s client, the disputed transaction is “charged back” to the client’s bank and credited to the account of the cardholder. Anytime the Company’s client is unable to satisfy a chargeback, the Company is responsible for that chargeback. The Company has a number of contractual protections and other means of recourse to mitigate those risks, including collateral or reserve accounts that it may require its clients to maintain for these types of contingencies. Nonetheless, if the Company is unable to collect the chargeback from the client’s account or reserve account (if applicable), or if the client refuses or is financially unable due to bankruptcy or other reasons to reimburse the Company for the chargeback, the Company bears the loss for the amount of the refund paid to the cardholder’s bank. The Company has established systems and procedures to detect and reduce the impact of business fraud, but these measures may not be effective, and incidents of fraud could increase in the future. During the year ended December 31, 2018 and the six months ended June 30, 2019, the Company believes its chargeback rate was less than 1% of payment volume. Any increase in chargebacks not paid by its clients could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s processes to reduce fraud losses depend in part on its ability to restrict the deposit of processing funds while it investigates suspicious transactions. The Company could be sued by parties alleging that its restriction and investigation processes violate federal and state laws on consumer protection and unfair business practice. If the Company is unable to defend itself successfully, it could be required to restructure its anti-fraud processes in ways that would harm its business or pay substantial fines.

As part of its program to reduce fraud losses, the Company may temporarily restrict the ability of customers to access processing deposits if those transactions or their account activity are identified by the Company’s anti-fraud models as suspicious. The Company could be sued by parties alleging that its restriction and investigation processes violate federal and state laws on consumer protection and unfair business practice. If the Company is unable to defend itself successfully, it could be required to restructure its anti-fraud processes in ways that could harm its business, and to pay substantial fines. Even if the Company is able to defend itself successfully, the litigation could damage its reputation, consume substantial amounts of its management’s time and attention, and require it to change its customer service and operations in ways that could increase its costs and decrease the effectiveness of its anti-fraud program.

The Company receives savings related to favorable pricing on interchange and other payment network fees. To the extent it cannot maintain such savings and cannot pass along any corresponding increases in such fees to its clients, its operating results and financial condition may be materially adversely affected.

The Company bears interchange, assessment, transaction and other fees set by the payment networks to the card issuing banks and the payment networks for each transaction it processes. Under certain circumstances, the payment networks afford the Company preferential rates with respect to such fees, which helps the Company to control its operating costs. From time to time, the payment networks increase the interchange fees and other fees that they charge payment processors and the sponsor banks. At their sole discretion, the Company’s sponsor banks have the right to pass any increases in interchange and other fees on to the Company, and they have consistently done so in the past. The Company is generally permitted under the contracts into which it enters with its clients, and in the past has been able to, pass these fee increases along to its clients through corresponding increases in its processing fees. However, if the Company is unable to pass through these and other fees in the future, or if the payment networks decline to offer the Company preferential rates on such fees as compared to those charged to other payment processors, the Company’s business, financial condition and results of operations could be materially adversely affected. In addition, the various card associations and networks prescribe certain capital requirements on the Company, such as reserves in respect of certain clients for chargeback liabilities. Any increase in the capital level required would further limit the Company’s use of capital for other purposes.

The Company’s systems and those of its third-party providers may fail due to factors beyond the Company’s control, which could interrupt its service, resulting in the Company’s inability to process payments, loss of business, increase in costs and exposure to liability.

The Company depends on the efficient and uninterrupted operation of numerous systems, including its computer network systems, software, data centers and telecommunication networks, as well as the systems and services of its sponsor banks, the payment networks, third-party providers of processing services and other third parties. The Company’s systems and operations, or those of its third-party providers, such as its provider of dial-up authorization services, or the payment networks themselves, could be exposed to damage or interruption from, among other things, hardware and software defects or malfunctions, telecommunications failure, computer denial-of-service and other cyberattacks, unauthorized entry, computer viruses or other malware, human error, natural disaster, power loss, acts of terrorism or sabotage, financial insolvency of such providers and similar events. These threats, and errors or delays in the processing of payment transactions, system outages or other difficulties, could result in failure to process transactions, additional operating and development costs, diversion of technical and other resources, loss of revenue, clients and software integration partners, loss of merchant and cardholder data, harm to the Company’s business or reputation, exposure to fraud losses or other liabilities and fines and other sanctions imposed by payment networks. The Company’s property and business interruption insurance may not be adequate to compensate the Company for all losses or failures that may occur.

At present, the Company’s critical operational systems, such as its payment gateway, are fully redundant, while certain of its less critical systems are not. Therefore, certain aspects of the Company’s operations may be subject to interruption. Also, while the Company has disaster recovery policies and arrangements in place, they have not been tested under actual disasters or similar events. Maintaining and upgrading the Company’s system is costly and time-consuming, involves significant technical risk and may divert the Company’s resources from new features and products, and there can be no assurances that such systems will be effective. Frequent or persistent site interruptions could lead to regulatory scrutiny, significant fines and penalties, and mandatory and costly changes to the Company’s business practices.

In addition, the Company is continually improving and upgrading its information systems and technologies. Implementation of new systems and technologies is complex, expensive and time-consuming. If the Company fails to timely and successfully implement new information systems and technologies or improvements or upgrades to existing information systems and technologies, or if such systems and technologies do not operate as intended, this could have an adverse impact on the Company’s business, internal controls (including internal controls over financial reporting), results of operations and financial condition.

The Company relies on other service and technology providers. If such providers fail in or discontinue providing their services or technology to the Company, the Company’s ability to provide services to clients may be interrupted, and, as a result, its business, financial condition and results of operations could be adversely impacted.

The Company relies on third parties to provide or supplement card processing services and for infrastructure hosting services. It also relies on third parties for specific software and hardware used in providing its products and services. The termination by the Company’s service or technology providers of their arrangements with the Company or their failure to perform their services efficiently and effectively may adversely affect the Company’s relationships with its clients and, if the Company cannot find alternate providers quickly, may cause those clients to terminate their relationships with the Company.

The Company’s third-party processors, which provide the Company with front-end authorization and back-end settlement services, compete with the Company or may compete with it in the future in the vertical markets that it serves. There can be no assurance that these processors will maintain their relationships with the Company in the future or that they will refrain from competing directly with the solutions that the Company offers.

If the Company is unable to renew its existing contracts with its most significant vendors, it might not be able to replace the related products or services at the same cost, which would negatively impact its profitability. Additionally, while the Company believes it would be able to locate alternative vendors to provide substantially similar services at comparable rates, or otherwise replicate such services internally, no assurance can be made that a change would not be disruptive to its business, which could potentially lead to a material adverse impact on its revenue and profitability until resolved.

The Company also relies in part on third parties for the development of and access to new technologies, and updates to existing products and services for which third parties provide ongoing support, which reliance increases the cost associated with new and existing product and service offerings. Failure by these third-party providers to devote an appropriate level of attention to the Company’s products and services could result in delays in introducing new products or services, or delays in resolving any issues with existing products or services for which third-party providers provide ongoing support.

The Company is subject to economic and political risk, the business cycles of its clients and software integration partners and the overall level of consumer and commercial spending, which could negatively impact its business, financial condition and results of operations.

The electronic payment industry depends heavily on the overall level of consumer and commercial spending. The Company is exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions, particularly in the United States, or increases in interest rates, could adversely affect the Company’s financial performance by reducing the number or aggregate volume of transactions made using electronic payments. Reductions in the amount of consumer spending and lending could result in a decrease in the Company’s revenue and profits. If the Company’s clients make fewer sales of products and services using electronic payments, or consumers spend less money through electronic payments, the Company will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

A weakening in the economy could have a negative impact on the Company’s clients, as well as their customers who purchase products and services using the payment processing systems to which the Company provides access, which could, in turn, negatively affect the Company’s business, financial condition and results of operations. For example, in the vertical markets that the Company serves, merchants are affected by macroeconomic conditions such as employment, personal income and consumer sentiment. If economic conditions deteriorate and its clients experience decreased demand for consumer lending (particularly in the automobile finance market as consumers cut down on discretionary spending), the Company would experience a decrease both in volume and number of transactions processed. In addition, a weakening in the economy could force merchants to close at higher than historical rates in part because many of them are not as well capitalized as larger organizations, which could expose the Company to potential credit losses and future transaction declines. Further, credit card issuers may reduce credit limits and become more selective in their card issuance practices. The Company also has a certain amount of fixed and semi-fixed costs, including rent, debt service and salaries, which could limit its ability to quickly adjust costs and respond to changes in its business and the economy.

In addition, a majority of the Company’s clients are consumer lenders that provide personal loans and automotive loans to consumers that have varying degrees of credit risk. The regulatory environment that these clients operate in is very complex because applicable regulations are often enacted by multiple agencies in the state and federal governments. For example, the Consumer Financial Protection Bureau promulgated new rules applicable to such loans that could have an adverse effect on the Company’s clients’ businesses, and numerous state laws impose similar requirements. Such merchants are also subject to negative public perceptions that their consumer lending activities constitute predatory or abusive lending to consumers, and concerns raised by consumer advocacy groups and government officials may lead to efforts to further regulate the industry in which many of the Company’s clients operate. The combination of these factors, and in particular the uncertainties associated with the regulatory environments in the various jurisdictions in which the Company’s clients operate, could materially adversely affect the business of the Company’s clients and may force its consumer lender clients to change their business models. As a result, the Company may need to be nimble and quickly respond to the evolving needs of the vertical markets that it serves. If the business of the Company’s clients is materially adversely affected by the uncertainties described above and if it or its clients fail to respond to such changes in the industry in a timely manner, or if there are significant changes in such vertical markets that the Company does not anticipate, its business, financial condition and results of operations would be materially adversely affected.

The Company’s risk management policies and procedures may not be fully effective in mitigating its risk exposure in all market environments or against all types of risks.

The Company operates in a rapidly changing industry. Accordingly, its risk management policies and procedures may not be fully effective to identify, monitor, manage and remediate its risks. Some of the Company’s risk evaluation methods depend upon information provided by others and public information regarding markets, merchants or other matters that are otherwise inaccessible by the Company. In some cases, that information may not be accurate, complete or up-to-date. Additionally, the Company’s risk detection system is subject to a high degree of “false positive” risks being detected, which makes it difficult for the Company to identify real risks in a timely manner. If its policies and procedures are not fully effective or it is not always successful in capturing all risks to which it is or may be exposed, the Company may suffer harm to its reputation or be subject to litigation or regulatory actions that materially increase its costs and limit its ability to grow and may cause the Company to lose existing clients.

The Company may not be able to continue to expand its share in its existing vertical markets or expand into new vertical markets, which would inhibit its ability to grow and increase its profitability.

The Company’s future growth and profitability depend, in part, upon its continued expansion within the vertical markets in which it currently operates, the emergence of other vertical markets for electronic payments and the Company’s integrated solutions, and its ability to penetrate new vertical markets and its current software integration partners’ customer bases. As part of its strategy to expand into new vertical markets and increase its share in its existing vertical markets, the Company looks for acquisition opportunities and partnerships with other businesses that will allow it to increase its market penetration, technological capabilities, product offerings and distribution capabilities. The Company may not be able to successfully identify suitable acquisition or partnership candidates in the future, and if it does identify them, they may not provide the Company with the benefits it anticipated. In addition, the Company recently began offering its products and services in Canada, a market in which the Company has no prior operating experience. As a result, the Company’s ability to grow and profitably service clients in Canada is uncertain and will require additional resources and controls, and it may encounter unanticipated challenges.

The Company’s expansion into new vertical markets also depends on its ability to adapt its existing technology or to develop new technologies to meet the particular needs of each new vertical market. The Company may not have adequate financial or technological resources to develop effective and secure services or distribution channels that will satisfy the demands of these new vertical markets. Penetrating these new vertical markets may also prove to be more challenging or costly or may take longer than the Company may anticipate. If the Company fails to expand into new vertical markets and increase its penetration into existing vertical markets, the Company may not be able to continue to grow its revenues and earnings.

The Company may not be able to successfully execute its strategy of growth through acquisitions.

A significant part of the Company’s growth strategy is to enter into new vertical markets through platform acquisitions of vertically-focused integrated payment and software solutions providers, to expand within its existing vertical markets through selective tuck-in acquisitions and to otherwise increase its presence in the payments processing market. From 2016 until the closing of the Business Combination, the Company has completed a total of three platform acquisitions that enabled it to enter new, or expand within existing, vertical markets.

Although the Company expects to continue to execute its acquisition strategy:

●	it may not be able to identify suitable acquisition candidates or acquire additional assets on favorable terms;

●	it may compete with others to acquire assets, which competition may increase, and any level of competition could result in decreased availability or increased prices for acquisition candidates;

●	competing bidders for such acquisitions may be larger, better-funded organizations with more resources and easier access to capital;

●	it may experience difficulty in anticipating the timing and availability of acquisition candidates;

●	it may not be able to obtain the necessary financing, on favorable terms or at all, to finance any of its potential acquisitions;

●	potential acquisitions may be subject to regulatory approvals, which may cause delays and uncertainties; and

●	it may not be able to generate cash necessary to execute its acquisition strategy.

The occurrence of any of these factors could adversely affect the Company’s growth strategy.

The Company’s acquisitions subject it to a variety of risks that could harm its business.

The Company reviews and completes selective acquisition opportunities. There can be no assurances that it will be able to complete suitable acquisitions for a variety of reasons, including the difficulties associated with the identification of and competition for acquisition targets, the need for regulatory approvals, the inability of the parties to agree to the structure or purchase price of the transaction and the Company’s inability to finance the transaction on commercially acceptable terms. In addition, any completed acquisition will subject the Company to a variety of other risks:

●	it may need to allocate substantial operational, financial and management resources in integrating new businesses, technologies and products, and management may encounter difficulties in integrating the operations, personnel or systems of the acquired business;

●	the acquisition may have a material adverse effect on its business relationships with existing or future clients or software integration partners;

●	it may assume substantial actual or contingent liabilities, known and unknown;

●	the acquisition may not meet its expectations of future financial performance;

●	it may experience delays or reductions in realizing expected synergies or benefits;

●	it may incur substantial unanticipated costs or encounter other problems associated with the acquired business, including challenges associated with transfer of various data processing functions and connections to its systems and those of its third-party service providers;

●	it may be unable to achieve its intended objectives for the transaction; and

●	it may not be able to retain the key personnel, customers and suppliers of the acquired business.

These challenges and costs and expenses may adversely affect the Company’s business, financial condition and results of operations.

The anticipated benefits from the Company’s acquisition of TriSource Solutions, LLC may not be realized on the expected timeline or at all.

On August 14, 2019, the Company announced its acquisition of TriSource. The Company has no prior experience in providing back-end payment processing services, which represents TriSource’s primary capability. Accordingly, the Company may experience particular challenges associated with operating TriSource’s business, including (1) difficulties and delays in integrating the Company’s and TriSource’s businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks; (2) business disruptions from the acquisition that will harm the Company’s or TriSource’s business, including current plans and operations; (3) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition, including as it relates to the Company’s or TriSource’s ability to successfully renew existing customer contracts on favorable terms or at all and obtain new customers; (4) retaining TriSource’s customers, key personnel or vendors; and (5) other unexpected costs or problems with interpreting TriSource’s business.

The Company’s level of indebtedness could adversely affect its ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

In connection with the Business Combination, we entered into the $230.0 million Credit Agreement (the “Credit Agreement”) with SunTrust Bank and certain other lenders. As of the closing of the TriSource acquisition, approximately $210.0 million of aggregate principal amount is outstanding under the Credit Agreement, and such level of indebtedness could have important consequences to stockholders of the Company. For example, such level of indebtedness could:

●	make it more difficult to satisfy our obligations with respect to any indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of our business;

●	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of our business;

●	limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

●	place us at a potential competitive disadvantage compared to our competitors that have less debt.

We may also incur future debt obligations that might subject it to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in the Credit Agreement, and we may be unable to comply with all covenants in the future.

The Credit Agreement imposes restrictions that could impede our ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

●	incur or guarantee additional debt;

●	pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

●	make certain payments, dividends, distributions or investments; and

●	merge or consolidate with other companies or transfer all or substantially all of our assets

In addition, the Credit Agreement contains certain negative covenants that restrict the incurrence of indebtedness unless certain incurrence-based financial covenant requirements are met. The restrictions may prevent us from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Our ability to comply with these restrictive covenants in future periods will largely depend on our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of our debt. In the event of an acceleration of our indebtedness, we could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

The Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

As a result of unidentified issues or factors outside of the Company’s control, the Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis conducted. Even though these charges may be non-cash items that would not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to violate leverage or other covenants to which it may be subject. Accordingly, stockholders of the Company could suffer a reduction in the value of their shares from any such write-down or write-downs.

Changes in tax laws or their judicial or administrative interpretations, or becoming subject to additional U.S., state or local taxes that cannot be passed through to the Company’s clients, could negatively affect the Company’s business, financial condition and results of operations.

The Company’s operations are subject to extensive tax liabilities, including federal and state and transactional taxes such as excise, sales/use, payroll, franchise, withholding, and ad valorem taxes. Changes in tax laws or their judicial or administrative interpretations could decrease the amount of revenues the Company receives, the value of any tax loss carryforwards and tax credits recorded on its balance sheet and the amount of its cash flow, and may have a material adverse impact on its business, financial condition and results of operations. Some of the Company’s tax liabilities are subject to periodic audits by the applicable taxing authority which could increase its tax liabilities. Furthermore, companies in the payment processing industry, including the Company, may become subject to incremental taxation in various taxing jurisdictions. Taxing jurisdictions have not yet adopted uniform positions on this topic. If the Company is required to pay additional taxes and is unable to pass the tax expense through to its clients, its costs would increase and its net income would be reduced, which could have a material adverse effect on its business, financial condition and results of operations.

On December 22, 2017, President Trump signed into law H.R.1, originally known as the “Tax Cuts and Jobs Act,” which includes significant changes to the taxation of business entities. This new legislation, among other things, reduces the U.S. corporate income tax rate, imposes significant additional limitations on the deductibility of interest and allows the expensing of certain capital expenditures. The Company continues to examine the impact this tax reform legislation may have on its business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of this tax reform or of any future administrative guidance interpreting provisions thereof is uncertain, and the Company’s business and financial condition could be adversely affected. This prospectus does not discuss such tax legislation or the manner in which it might affect holders of the Company’s common stock. The Company urges its stockholders to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of this legislation on their investment.

The Company may not be able to successfully manage its intellectual property and may be subject to infringement claims.

The Company relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect its proprietary technology, which is critical to its success, particularly in its strategic verticals where it may offer proprietary software solutions to its clients. Third parties may challenge, circumvent, infringe or misappropriate the Company’s intellectual property, or such intellectual property may not be sufficient to permit the Company to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of service offerings or other competitive harm. Other parties, including the Company’s competitors, may independently develop similar technology and duplicate the Company’s services or design around its intellectual property and, in such cases, the Company could not assert its intellectual property rights against such parties. Further, the Company’s contractual arrangements may be subject to termination or renegotiation with unfavorable terms to the Company, and its third-party licensors may be subject to bankruptcy, insolvency and other adverse business dynamics, any of which might affect the Company’s ability to use and exploit the products licensed to it by such third-party licensors. Additionally, the Company’s contractual arrangements may not effectively prevent disclosure of its confidential information or provide an adequate remedy in the event of unauthorized disclosure of its confidential information. The Company may have to litigate to enforce or determine the scope and enforceability of its intellectual property rights and know-how, which is expensive, could cause a diversion of resources and may not prove successful. Also, because of the rapid pace of technological change in its industry, aspects of the Company’s business and its services rely on technologies developed or licensed by third parties, and the Company may not be able to obtain or retain licenses and technologies from these third parties on reasonable terms or at all. The loss of intellectual property protection or the inability to license or otherwise use third-party intellectual property could harm the Company’s business and ability to compete.

The Company may also be subject to costly litigation if its services and technology are alleged to infringe upon or otherwise violate a third party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by the Company’s products, services or technology. Any of these third parties could make a claim of infringement, breach or other violation of third-party intellectual property rights against the Company with respect to its products, services or technology. Any claim from third parties may result in a limitation on the Company’s ability to use the intellectual property subject to these claims. Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement or other violations and attempting to extract settlements from companies like the Company. Even if the Company believes that intellectual property related claims are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of the Company’s management and employees. Claims of intellectual property infringement or violation also may require the Company to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting the Company from marketing or selling certain of its products or services. Even if the Company has an agreement for indemnification against such costs, the indemnifying party, if any in such circumstance, may be unable to uphold its contractual obligations. If the Company cannot or does not license the infringed technology on reasonable terms or substitute similar technology from another source, its revenue and earnings could be adversely impacted.

If the Company is unable to develop and maintain effective internal controls over financial reporting, it may not be able to produce timely and accurate financial statements, which could have a material adverse effect on its business.

Prior to the Business Combination, for the years ended December 31, 2017 and 2016, Hawk Parent identified control deficiencies that constituted material weaknesses in controls over financial reporting, which were remediated as of the year ended December 31, 2018. The material weaknesses previously identified and subsequently remediated were related to (i) insufficient segregation of duties, (ii) lack of formal documentation and the development of policies and procedures, and (iii) insufficient evidential matter to support the implementation of control activities, all of which were remediated as of the year ended December 31, 2018. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the issuer’s annual or interim consolidated financial statements will not be prevented or deleted on a timely basis.

As a private company not subject to the internal control provisions of the Sarbanes-Oxley Act, Hawk Parent had limited accounting and finance personnel and other resources with which to address its internal controls and procedures consistent with PCAOB standards. As of the year ended December 31, 2018, Hawk Parent remediated its previously identified material weaknesses by taking certain remedial actions, including hiring key accounting personnel and creating a formal month-end financial statement review process, which have been completed. The Company intends to continue to evaluate actions to enhance its internal controls over financial reporting, but there is no assurance that the Company will not identify other control deficiencies or material weaknesses in the future.

If the Company identifies future material weaknesses in its internal controls over financial reporting or fails to meet the demands that will be placed upon it as a public company, including the requirements of the Sarbanes-Oxley Act, it may be unable to accurately report its financial results or report them within the timeframes required by law or stock exchange regulations. Failure to comply with Section 404 of the Sarbanes-Oxley Act could also potentially subject the Company to sanctions or investigations by the SEC or other regulatory authorities. If additional material weaknesses exist or are discovered in the future, and the Company is unable to remediate any such material weaknesses, its reputation, financial condition and operating results could suffer.

The Company’s clients and their respective businesses are subject to extensive government regulation, and any new laws and regulations, industry standards or revisions made to existing laws, regulations or industry standards affecting its clients’ businesses or the electronic payments industry, or the Company’s or its clients’ actual or perceived failure to comply with such obligations, may have an unfavorable impact on the Company’s business, financial condition and results of operations.

The clients the Company serves are subject to numerous federal and state regulations that affect the electronic payments industry. While payment processors like the Company are not subject to examination by government agencies, they are subject to laws and regulations prohibiting unfair, deceptive acts and practices (“UDAAP”). Because of the rules and regulations enacted at the state and federal level that affect its clients, the Company has developed compliance mechanisms that limit both its and its sponsor banks’ exposure to such regulations and risks associated with the Company’s clients’ industries.

Regulation of the consumer finance industry has increased significantly in the past several years and is continually evolving. In order to manage its exposure to such laws and regulations, the Company employs a substantial compliance management system designed to identify and mitigate risks associated with its merchant relationships. The Company’s system is audited annually by a third-party and compared against industry standards, including System and Organization Controls and the PCI DSS described above, and the Company evaluates and updates its compliance models to improve its performance and keep up with the rapid evolution of the legal and regulatory regime its clients face. However, changes to statutes, regulations or industry standards, including interpretations and implementation of such statutes, regulations or standards, could increase the Company’s cost of doing business or affect the Company’s competitive advantage. The Company’s clients are subject to U.S. financial services regulations, numerous consumer protection laws, escheat regulations and privacy and information security regulations, among other laws, rules and regulations. Failure of the Company’s clients to comply with regulations may have an adverse effect on the Company’s business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines. To the extent these regulations negatively impact the business, operations or financial condition of its clients, the Company’s business and results of operations could be materially and adversely affected because, among other matters, its clients may experience decreases in payment transactions processed, could decide to avoid or abandon certain lines of business, or could seek to pass on increased costs to the Company by negotiating price reductions. The Company could be required to invest a significant amount of time and resources to comply with additional regulations or oversight or to modify the manner in which it contracts with or provides services and solutions to its clients and regulations could directly or indirectly limit how much the Company can charge for its services. In addition, the Company may not be able to update its existing products and services or develop new ones in a timely manner to address the evolving compliance needs of its clients. Any of these events, if realized, could have a material adverse effect on the Company’s business, results of operations and financial condition.

Laws and regulations, even if not directed at the Company, may require the Company to take significant efforts to change its services and solutions and may require that it incur additional compliance costs and change how it prices its products and services to its clients and software integration partners. Implementing new compliance efforts is difficult because of the complexity of new regulatory requirements, and the Company is devoting and will continue to devote significant resources to ensure compliance. Furthermore, regulatory actions may precipitate changes in business practices by the Company and other industry participants which could affect how the Company markets, prices and distributes its products and services, and which could materially adversely affect its business, financial condition and results of operations. In addition, even an inadvertent failure to comply with laws and regulations or evolving public perceptions of its business could damage the Company’s business or its reputation.

The businesses of our clients are strictly regulated in every jurisdiction in which they operate, and such regulations, and its clients’ failure to comply with them, could have an adverse effect on its clients’ businesses and, as a result, our results of operations.

Our clients are subject to a variety of statutes and regulations enacted by government entities at the federal, state and local levels, which include regulations relating to: the amount they may charge in interest rates and fees; the terms of their loans (such as maximum and minimum durations), repayment requirements and limitations, number and frequency of loans, maximum loan amounts, renewals and extensions, required repayment plans and reporting and use of state-wide databases; collection and servicing activity; the establishment and operation of their businesses; licensing, disclosure and reporting requirements; restrictions on advertising and marketing; and requirements governing electronic payments and money transmission.

These regulations affect the Company’s clients’ businesses in many ways, including their loan volume, revenues, delinquencies of their borrowers and results of operations. These changes to the Company’s clients’ businesses may affect the payment volume the Company processes, including the number and size of scheduled repayments and the number of originated loans subject to repayment. To the extent these laws and regulations curtail consumer lending activity, the Company’s results of operations and financial condition could be adversely affected.

Compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other federal and state regulations may increase our compliance costs, limit its revenues and otherwise negatively affect its business.

Since the enactment of the Dodd-Frank Act, there have been substantial reforms to the supervision and operation of the financial services industry, including numerous new regulations that have imposed compliance costs on the Company and its financial institution partners and clients. Among other things, the Dodd-Frank Act established the Consumer Financial Protection Bureau (the “CFPB”), which is empowered to conduct rule-making and supervision related to, and enforcement of, federal consumer financial protection laws. The CFPB has issued guidance that applies to “supervised service providers,” which the CFPB has defined to include service providers, like the Company, to CFPB supervised banks and nonbanks. The Dodd-Frank Act also established the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company should be supervised by the Board of Governors of the Federal Reserve System, or the Federal Reserve, because it is systemically important to the U.S. financial system. In addition, federal and state agencies have recently proposed or enacted cybersecurity regulations, such as the Cybersecurity Requirements for Financial Services Companies issued by the New York State Department of Financial Services and the Advance Notice of Proposed Rulemaking on Enhanced Cyber Risk Management Standards issued by The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation in October 2016. Such cybersecurity regulations are applicable to large bank holding companies and their subsidiaries, as well as to service providers to those organizations. Any new rules and regulations implemented by the CFPB or state or other authorities or in connection with the Dodd-Frank Act could, among other things, slow the Company’s ability to adapt to a rapidly changing industry, require the Company to make significant additional investments to comply with them, redirect time and resources to compliance obligations, modify the Company’s products or services or the manner in which they are provided, or limit or change the amount or types of revenue the Company is able to generate.

Interchange fees, which the payment processor typically pays to the card issuer in connection with credit and debit card transactions, are subject to increasingly intense legal, regulatory and legislative scrutiny. In particular, the Dodd-Frank Act regulates and limits debit card fees charged by certain card issuers and allows businesses and organizations to set minimum dollar amounts for the acceptance of credit cards. Specifically, under the so-called “Durbin Amendment” to the Dodd-Frank Act, the interchange fees that certain issuers charge businesses and organizations for debit transactions are regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the issuer in authorizing, clearing and settling the transactions. Rules released by the Federal Reserve in July 2011 to implement the Durbin Amendment mandate a cap on debit transaction interchange fees for card issuers with assets of $10 billion or greater. Since October 2011, a payment network may not prohibit a card issuer from contracting with any other payment network for the processing of electronic debit transactions involving the card issuer’s debit cards, and card issuers and payment networks may not inhibit the ability of businesses and organizations to direct the routing of debit card transactions over any payment networks that can process the transactions. These restrictions could negatively affect the number of debit transactions, and prices charged per transaction, which would negatively affect the Company’s business.

The Company must comply with laws and regulations prohibiting unfair or deceptive acts or practices, and any failure to do so could materially and adversely affect its business.

The Company and many of its clients are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices and various state laws that are similar in scope and subject matter. In addition, provisions of the Dodd-Frank Act that prohibit unfair, deceptive or abusive acts or practices, the Telemarketing Sales Act and other laws, rules and/or regulations, may directly impact the activities of certain of the Company’s clients, and in some cases may subject the Company, as the electronic payment processor or provider of payment settlement services, to investigations, fees, fines and disgorgement of funds if it is found to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of a client through its services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general have authority to take action against non-banks that engage in UDAAP, or violate other laws, rules and regulations. To the extent the Company is processing payments or providing products and services for a client suspected of violating such laws, rules and regulations, it may face enforcement actions and incur losses and liabilities that may adversely affect its business.

Numerous other federal or state laws affect the Company’s business, and any failure to comply with those laws could harm its business.

Currently, the Company does not believe it is deemed a money transmitter and has no expectation that it would be deemed as such in the foreseeable future. The Company, along with its third-party service providers, uses structural arrangements designed to prevent the Company from receiving or controlling its client’s funds and therefore remove its activities from the scope of money transmitter regulation. There can be no assurance that these structural arrangements will remain effective as money transmitter laws continue to evolve or that the applicable regulatory bodies, particularly state agencies, will view the Company’s payment processing activities as compliant.

The Company’s business may also be subject to the Fair Credit Reporting Act (the “FCRA”), which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities that take adverse action based on information obtained from credit reporting agencies. The Company could be liable if its practices do not comply with the FCRA or regulations under it.

The Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code of 1986, that requires information returns to be made for each calendar year by payment processing entities and third-party settlement organizations with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements. The Company could be liable for penalties if its information returns are not in compliance with these regulations.

The Company’s solutions may be required to conform, in certain circumstances, to requirements set forth in the Health Insurance Portability and Accountability Act of 1996, which governs the privacy and security of “protected health information.”

Additionally, the Company is required to comply with certain anti-money laundering regulations in connection with its payment processing activities and is subject to certain economic and trade sanctions programs, which prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations. These regulations are generally governed by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury and the Office of Foreign Assets Control.

Depending on how its products and services evolve, the Company may be subject to a variety of additional laws and regulations, including those governing money transmission, gift cards and other prepaid access instruments, electronic funds transfers, anti-money laundering, counter-terrorist financing, restrictions on foreign assets, gambling, banking and lending, and import and export restrictions.

The Company’s efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In addition, to the extent the Company decides to offer its products and services in additional jurisdictions (for example, its recent expansion into Canada), the Company may incur additional compliance-related costs with respect to operating in such jurisdictions. Additionally, as its products and services evolve, and as regulators continue to increase their scrutiny of compliance with these obligations, the Company may be subject to a variety of additional laws and regulations, or it may be required to further revise or expand its compliance management system, including the procedures it uses to verify the identity of its clients, their customers, and to monitor transactions. If the Company is found to be in violation of any such legal or regulatory requirements, it may be subject to monetary fines or other penalties, such as a cease and desist order, or it may be required to alter the nature or packaging of its services and solutions, any of which could adversely affect its business or operating results.

Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect the Company’s ability to effectively provide its products and services.

In addition to those regulations discussed previously that are imposed by the card networks and NACHA, governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, transfer and disposal of, and requiring safeguarding of, non-public personal information. The Company’s operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Family Educational Rights and Privacy Act of 1974, the Protection of Pupil Rights Amendment and the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. The U.S. Children’s Online Privacy Protection Act also regulates the collection of information by operators of websites and other electronic solutions that are directed to children under 13 years of age. These laws and regulations restrict the Company’s collection, processing, storage, use and disclosure of personal information, may require it to notify individuals of its privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information, and mandate certain procedures with respect to safeguarding and proper description of stored information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of personal information to affected individuals, state officers, consumer reporting agencies and businesses and governmental agencies.

Further, the Company is obligated by its clients, sponsor banks and software integration partners to maintain the confidentiality and security of non-public consumer information that the Company’s clients and their customers share with it. Its contracts may require periodic audits by independent parties regarding its compliance with applicable standards, and may permit its counterparties to audit its compliance with best practices established by regulatory guidelines with respect to confidentiality and security of non-public personal information. The Company’s ability to maintain compliance with these standards and satisfy these audits will affect its ability to attract, grow and maintain business in the future, and any failure to do so could subject the Company to contractual liability, each of which could have a material effect on its business and results of operations.

If the Company fails to comply with these laws, regulations or contractual terms, or if it experiences security breaches, it could face regulatory enforcement proceedings, suits for breach of contract and monetary liabilities. Additionally, any such failure could harm the relationships and reputation it depends on to retain existing clients and software integration partners and obtain new clients and software integration partners. If federal and state governmental bodies adopt more restrictive privacy laws in the future, the Company’s compliance costs could increase, and it could make the Company’s due diligence reviews and monitoring regarding the risk of its clients more difficult, complex and expensive. As the Company’s business grows, it may also be required to invest in a more substantive and complex compliance management system than the one it currently employs.

The Company is an emerging growth company within the meaning of the Securities Act and the Company has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, the Company’s stockholders may not have access to certain information they may deem important. The Company may be an emerging growth company for up to five years from the IPO, although circumstances could cause the loss of that status earlier, including if the market value of the common stock of the Company held by non- affiliates exceeds $700 million as of any June 30 before that time, in which case the Company would no longer be an emerging growth company as of the following December 31. The Company cannot predict whether investors will find its securities less attractive because the Company relies on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Company’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may require substantial financial and management resources.

Section 404 of the Sarbanes-Oxley Act requires that the Company evaluate and report on its system of internal controls beginning with our Annual Report for the year ending December 31, 2019. If the Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. The Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may require substantial financial and management resources as well as impose obligations on the Company.

The loss of key personnel or the loss of the Company’s ability to attract, recruit, retain and develop qualified employees, could adversely affect the Company’s business, financial condition and results of operations.

The Company depends on the ability and experience of a number of its key personnel who have substantial experience with its operations, the rapidly changing payment processing industry and the vertical markets in which it offers its products and services. Many of the Company’s key personnel have worked for the Company for a significant amount of time or were recruited by the Company specifically due to their experience. The Company’s success depends in part upon the reputation and influence within the industry of its senior managers who have, over the years, developed long standing and favorable relationships with its software integration partners, vendors, card associations, sponsor banks and other payment processing and service providers. It is possible that the loss of the services of one or a combination of its senior executives or key managers could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, contractual obligations related to confidentiality and assignment of intellectual property rights may be ineffective or unenforceable, and departing employees may share the Company’s proprietary information with competitors or seek to solicit its software integration partners or clients or recruit its key personnel to competing businesses in ways that could adversely impact the Company.

Further, in order for the Company to continue to successfully compete and grow, it must attract, recruit, develop and retain personnel who will provide the Company with the expertise it needs. The Company’s success also depends on the skill and experience of its sales force, which it must continuously work to maintain. While it has a number of key personnel who have substantial experience with its operations, the Company must also develop its personnel so that its personnel is capable of maintaining the continuity of its operations, supporting the development of new services and solutions, and expanding the Company’s client base. In addition, its personnel may not be familiar with the requirement of operating a public company and the Company’s management will need to expend time and resources to become familiar with such requirements. The market for qualified personnel is competitive, and the Company may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors.

The Company has been the subject of various claims and legal proceedings and may become the subject of claims, litigation or investigations which could have a material adverse effect on its business, financial condition or results of operations.

In the ordinary course of business, the Company is the subject of various claims and legal proceedings and may become the subject of claims, litigation or investigations, including commercial disputes and employee claims, such as claims of age discrimination, sexual harassment, gender discrimination, immigration violations or other local, state and federal labor law violations, and from time to time may be involved in governmental or regulatory investigations or similar matters arising out of its current or future business. Any claims asserted against the Company or its management, regardless of merit or eventual outcome, could harm the Company’s reputation and have an adverse impact on its relationship with its clients, software integration partners and other third parties and could lead to additional related claims. In light of the potential cost and uncertainty involved in litigation, the Company has in the past and may in the future settle matters even when it believes it has a meritorious defense. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of the Company’s business and operations or increase its cost of doing business. The Company’s insurance or indemnities may not cover all claims that may be asserted against it. Furthermore, there is no guarantee that the Company will be successful in defending itself in pending or future litigation or similar matters under various laws. Any judgments or settlements in any pending or future claims, litigation or investigations could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Company’s Class A common stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Related to the Business Combination

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there was no public market for and no trading in Hawk Parent’s stock. As an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results or changes to our previously announced financial forecasts;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	speculation in the press or investment community;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors or our previously announced financial forecasts in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our Class A common stock available for public sale;

●	any major change in the Company Board or management;

●	sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Our results of operations may differ significantly from the unaudited pro forma financial information included in the Closing 8-K, which is incorporated by reference into this prospectus.

Thunder Bridge and Hawk Parent have had no prior history as a combined entity, and Thunder Bridge’s and Hawk Parent’s operations have not previously been managed on a combined basis. The pro forma financial information included in the Closing 8-K was presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Company. Such pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. Such unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses and instead it was derived from Thunder Bridge’s and Hawk Parent’s historical financial statements and certain adjustments and assumptions have been made regarding the Company after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in the Closing 8-K and the results of operations of the Company.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the closing of the Business Combination. Any potential decline in the Company’s financial condition or results of operations may cause significant variations in the stock price of the Company.

Risks Related to Our Class A Common Stock

The Company is a holding company and its only material asset is its interest in Hawk Parent, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

As part of the Business Combination, a wholly-owned subsidiary of Thunder Bridge merged with and into Hawk Parent, with Hawk Parent continuing as the surviving entity of the merger and becoming a subsidiary of the Company. As a result, the Company became a holding company with no material assets other than its ownership of Post-Merger Repay Units and its managing member interest in Hawk Parent, and the Company has no independent means of generating revenue or cash flow. Upon the completion of the Business Combination, the Company entered into that certain Tax Receivable Agreement (the “Tax Receivable Agreement”) with holders of Post-Merger Repay Units. The Company’s ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of Hawk Parent and its subsidiaries and the distributions it receives from Hawk Parent. Deterioration in the financial condition, earnings or cash flow of Hawk Parent and its subsidiaries, including its operating subsidiaries such as M & A Ventures, LLC, for any reason could limit or impair Hawk Parent’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and Hawk Parent and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Hawk Parent is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

Hawk Parent is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to any entity-level U.S. federal income tax. Instead, taxable income is allocated to holders of Post-Merger Repay Units. Accordingly, the Company will be required to pay income taxes on its allocable share of any net taxable income of Hawk Parent. Under the terms of Hawk Parent’s Amended and Restated Operating Agreement, Hawk Parent is obligated to make tax distributions to holders of Post-Merger Repay Units (including the Company) calculated at certain assumed tax rates. In addition to tax expenses, the Company will also incur expenses related to its operations, including payment obligations under the Tax Receivable Agreement (and the cost of administering such payment obligations), which could be significant. The Company intends to cause Hawk Parent to make distributions to holders of Post-Merger Repay Units in amounts sufficient to cover all applicable taxes (calculated at assumed tax rates), relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by Hawk Parent. However, as discussed below, Hawk Parent’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which Hawk Parent is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering Hawk Parent insolvent. If the Company’s cash resources are insufficient to meet its obligations under the Tax Receivable Agreement and to fund its obligations, the Company may be required to incur additional indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect its liquidity and financial condition and subject the Company to various restrictions imposed by any such lenders. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

Additionally, although Hawk Parent generally is not subject to any entity-level U.S. federal income tax, it may be liable under recent federal tax legislation for adjustments to its tax return, absent an election to the contrary. In the event Hawk Parent’s calculations of taxable income are incorrect, its members, including the Company, in later years may be subject to material liabilities pursuant to this federal legislation and its related guidance.

The Company anticipates that the distributions it will receive from Hawk Parent may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board of the directors of the Company (the “Company Board”), in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued Post-Merger Repay Units from Hawk Parent at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on the Company’s Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. To the extent that the Company does not distribute such excess cash as dividends on Class A common stock or otherwise undertake ameliorative actions between Post-Merger Repay Units and shares of Class A common stock and instead, for example, holds such cash balances, holders of Post-Merger Repay Units that hold interests in Hawk Parent pre-Business Combination may benefit from any value attributable to such cash balances as a result of their ownership of Class A common stock following an exchange of their Post-Merger Repay Units, notwithstanding that such holders may previously have participated as holders of Post- Merger Repay Units in distributions by Hawk Parent that resulted in such excess cash balances at the Company.

Dividends on the Company’s common stock, if any, will be paid at the discretion of the Company Board, which will consider, among other things, the Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, Hawk Parent is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Hawk Parent (with certain exceptions) exceed the fair value of its assets. Hawk Parent’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to Hawk Parent. If Hawk Parent does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Under the Tax Receivable Agreement, the Company will be required to pay 100% of the tax benefits relating to tax depreciation or amortization deductions as a result of the tax basis step-up the Company receives in connection with the exchanges of Post-Merger Repay Units into the Company’s Class A common stock and related transactions, and those payments may be substantial.

The Repay Unitholders may exchange their Post-Merger Repay Units for shares of Class A common stock pursuant to the Exchange Agreement, subject to certain conditions and lock-up restrictions as set forth therein and in Hawk Parent’s Amended and Restated Operating Agreement. These exchanges are expected to result in increases in the Company’s allocable share of the tax basis of the tangible and intangible assets of Hawk Parent. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that the Company would otherwise be required to pay in the future had such exchanges never occurred.

In connection with the Business Combination, the Company entered into the Tax Receivable Agreement, which generally provides for the payment by it of 100% of certain tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) (a portion of which will be paid in turn to certain service providers on behalf of them in respect of certain transaction expenses) as a result of these increases in tax basis and certain other tax attributes of Hawk Parent and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are the obligation of the Company and not of Hawk Parent. The actual increase in the Company’s allocable share of Hawk Parent’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of the Company’s income. While many of the factors that will determine the amount of payments that the Company will make under the Tax Receivable Agreement are outside of its control, the Company expects that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the Company’s financial condition. Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits the Company realizes or be accelerated.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Company determines, and the Internal Revenue Service or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event any tax benefits initially claimed by the Company are disallowed, the current Repay Unitholders will not be required to reimburse the Company for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by the Company, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by the Company may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. As a result, in certain circumstances, the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual income or franchise tax savings, which could materially impair the Company’s financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) the Company exercise its early termination rights under the Tax Receivable Agreement, (ii) the Company becomes bankrupt or undergoes a similar insolvency event, (iii) certain changes of control of the Company occur (as described in the Tax Receivable Agreement) or (iv) the Company is more than three months late in making of a payment due under the Tax Receivable Agreement (unless the Company in good faith determines that it has insufficient funds to make such payment), the Company’s obligations under the Tax Receivable Agreement will accelerate and the Company will be required to make an immediate lump-sum cash payment to the Repay Unitholders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to the Company’s future taxable income. The lump-sum payment to the Repay Unitholders could be substantial and could exceed the actual tax benefits that the Company realizes subsequent to such payment because such payment would be calculated assuming, among other things, that the Company would be able to use the assumed potential tax benefits in future years, and that tax rates applicable to the Company would be the same as they were in the year of the termination.

There may be a material negative effect on the Company’s liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that the Company realizes. Furthermore, the Company’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. The Company may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent its cash resources are insufficient to meet its obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise. Such indebtedness may have a material adverse effect on the Company’s financial condition.

Resales of the shares of Class A common stock could depress the market price of our Class A common stock.

There may be a large number of shares of Class A common stock sold in the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. Currently, 25,800,000 shares of our Class A common stock previously held by the pre-Business Combination public shareholders of Thunder Bridge at the closing of the Business Combination are available for sale in the public market. In addition, 17,615,000 shares of Class A common stock held by the Selling Securityholders are being registered for resale on the registration statement on Form S-3 of which this prospectus is part. Of such 17,615,000 shares of Class A common stock, 8,000,000 shares (and in addition, up to 2,000,000 shares that are issuable upon exercise of the Private Warrants) held by certain PIPE Investors (as defined below) are subject to lock-up restrictions until 120 days after the closing of the Business Combination and 4,115,000 shares held by the Sponsor (as defined below) are subject to lock-up restrictions (in addition to the escrow obligations under that certain Sponsor Letter Agreement (as defined below) until the earlier of (A) one year after the closing of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property. This prospectus also relates to the issuance by us of up to an aggregate of 8,450,000 shares of Class A common stock issuable upon the exercise of the Warrants, and of those, the shares issuable upon the exercise of the Public Warrants when issued, will be available for sale in the public market, while up to 2,000,000 shares of Class A common stock issuable upon the exercise of the Private Warrants when issued, will be available for sale but subject to the lock-up restrictions described above.

In addition, the Company has granted certain registration rights in respect of all shares of Class A common stock that are obtainable in exchange for Post-Merger Repay Units held by the Repay Unitholders, including Corsair Capital LLC and its affiliates (“Corsair”), which exchange may occur after the six month anniversary of the closing of the Business Combination.

We also intend to register all shares of Class A common stock that we may issue under the Company’s 2019 Incentive Plan, as well as an aggregate of 2,656,678 shares of restricted Class A common stock that have been granted to executive officers and other employees of the Company pursuant to such 2019 Incentive Plan, all of which are subject to time or performance based vesting conditions, as the case may be. Once we register these shares, and after such shares have vested, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

As of August 14, 2019, there were approximately 39,051,937 shares of Class A common stock issued and outstanding, and in addition, there were approximately 22,045,297 Post-Merger Repay Units outstanding. Assuming the exchange of all outstanding Post-Merger Repay Units into Class A common stock, there would have been approximately 61,097,234 shares of Class A common stock outstanding. In addition, 33,800,000 Warrants were outstanding as of August 14, 2019.

Potential sales of shares of Class A common stock described above or the perception of such sales may depress the market price of our Class A common stock. A market for our Class A common stock may not continue, which would adversely affect the liquidity and price of our securities.

The price of our Class A common stock may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our Class A common stock may not be sustained. In addition, the price of our Class A common stock can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our Class A common stock are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on an over-the-counter market, the liquidity and price of such securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your Class A common stock unless a market is sustained. Furthermore, the Company’s Warrants, when exercised, will increase the number of issued and outstanding shares and may reduce the market price of the Company’s Class A common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A common stock adversely, then the price and trading volume of our Class A common stock could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts cover and publish about the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Delaware law and the Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Company’s Certificate of Incorporation, Bylaws and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Company Board and therefore depress the trading price of the Company’s Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Company Board or taking other corporate actions, including effecting changes in management. Among other things, the Certificate of Incorporation and Bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Company Board;

●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;

●	the requirement that directors may only be removed from the Company Board for cause;

●	a prohibition on stockholder action by written consent (except for actions by the holders of the Company’s Class V common stock or as required for holders of future series of preferred stock), which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;

●	the requirement for the affirmative vote of holders of (i) at least 80% and (ii) 66⅔% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the Company’s Bylaws and certain provisions in the Certificate of Incorporation, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management.

In addition, as a Delaware corporation, the Company is generally subject to provisions of Delaware law, including the DGCL. Although the Company has elected not to be governed by Section 203 of the DGCL, certain provisions of the Certificate of Incorporation, in a manner substantially similar to Section 203 of the DGCL, prohibit certain Company stockholders (other than those stockholders who are party to a stockholders’ agreement with the Company) who hold 15% or more of the Company’s outstanding capital stock from engaging in certain business combination transactions with the Company for a specified period of time unless certain conditions are met.

Any provision of the Certificate of Incorporation, Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company’s common stock.

In addition, the provisions of the Stockholders Agreements (as defined below) provide the stockholders party thereto with certain board rights which could also have the effect of delaying or preventing a change in control.

The Certificate of Incorporation designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the Delaware General Corporate Law or the Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to this provision. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

Certain significant Company stockholders whose interests may differ from those of Company public stockholders will have the ability to significantly influence the Company’s business and management.

Pursuant to the stockholders agreements (each, a “Stockholders Agreement,” and collectively the “Stockholders Agreements”) that the Company entered into with Corsair, the Sponsor, and John Morris and Shaler Alias at the closing of the Business Combination, the Company agreed to nominate Corsair’s designees and Mr. Garcia to serve on the Company Board for so long as each of them and their respective affiliates beneficially own certain specified percentages of the Company’s Class A common stock. In addition, John Morris, who serves as Chief Executive Officer of the Company, and Shaler Alias, who serves as President of the Company, pursuant to their Stockholders Agreement, have the right to be designated or nominated as directors of the Company Board so long as they serve the Company in those respective positions and have the right to designate one separate director (subject to Corsair approval) if they do not continue to serve, as long as they together beneficially own a certain specified percentage of the Company’s common stock (including Post-Merger Repay Units exchangeable for shares of the Company’s Class A common stock pursuant to the Exchange Agreement). Accordingly, the persons party to these Stockholders Agreements will be able to significantly influence the approval of actions requiring Company Board approval through their voting power. Such stockholders will retain significant influence with respect to the Company’s management, business plans and policies, including the appointment and removal of its officers. In particular, the persons party to these Stockholder Agreements could influence whether acquisitions, dispositions and other change of control transactions are approved.

The Certificate of Incorporation does not limit the ability of the Sponsor or Corsair to compete with us.

The Sponsor, Corsair and their respective affiliates engage in a broad spectrum of activities, including investments in the financial services and technology industries. In the ordinary course of their business activities, the Sponsor, Corsair and their respective affiliates may engage in activities where their interests conflict with the Company’s interests or those of its stockholders. The Certificate of Incorporation provides that none of the Sponsor, Corsair, any of their respective affiliates or any director who is not employed by the Company (including any non-employee director who serves as one of its officers in both his director and officer capacities) or his or her affiliates has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which the Company operates. The Sponsor and Corsair also may pursue, in their capacities other than as directors of the Company Board, acquisition opportunities that may be complementary to the Company’s business, and, as a result, those acquisition opportunities may not be available to the Company. In addition, each of the Sponsor and Corsair may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you.

USE OF PROCEEDS

All of the Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $97.2 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their Class A common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation (the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 2,200,001,000 shares, consisting of (i) 200,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 2,000,000,000 shares of Class A common stock, par value $0.0001 per share, and 1,000 shares of Class V common stock, par value $0.0001 per share.

As of August 14, 2019, there were outstanding 39,051,937 shares of Class A common stock, 100 shares of Class V common stock (with Hawk Parent holding any shares of Class V common stock in treasury that are not issued to Repay Unitholders), no shares of preferred stock outstanding, and 33,800,000 Warrants outstanding, consisting of 25,800,000 Public Warrants and 8,000,000 Private Warrants.

Class A Common Stock

The Class A common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation.

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, have no voting power with respect to, and are not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend Rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company Board out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

The Class V common stock have all the rights, powers and privileges provided for in our Certificate of Incorporation. All shares of Class V common stock issued in connection with the Business Combination are fully paid and non-assessable.

Voting rights. The holders of the Class V common stock are entitled to a number of votes that is equal to the product of (x) the total number of Post-Merger Repay Units held by such holder as set forth in the books and records of Hawk Parent multiplied by (y) an exchange rate defined in that certain Exchange Agreement (the “Exchange Agreement”), dated July 11, 2019, among the Company, Hawk Parent and other Repay Unitholders, on all matters on which stockholders generally or holders of Class V common stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Company’s capital stock). The holders of shares of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock do not participate in any dividends declared by the Company Board.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class V common stock are not entitled to receive any assets of the Company.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and Retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a Post-Merger Repay Units, such share will automatically be transferred to the Company for no consideration and thereupon will be retired. The Company will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger Repay Units in accordance with the governing documents of Hawk Parent.

Preferred Stock

No shares of Preferred Stock were issued or outstanding immediately after the completion of the Business Combination. The Certificate of Incorporation authorizes the Company Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Class A common stock. The Company Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A common stock. At present, we have no plans to issue any Preferred Stock.

Warrants

The Warrants are issued under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent and the Company, as the successor to Thunder Bridge. As a result of the Domestication and the Business Combination, and upon the execution of the Warrant Amendment, (i) each of Thunder Bridge’s outstanding Warrants, which prior to the Business Combinations entitled the holder thereof to purchase one Class A ordinary share of Thunder Bridge at an exercise price of $11.50 per share, became exercisable for one-quarter of one share of Class A common stock of the Company at an exercise price of $2.875 per one-quarter share ($11.50 per whole share), subject to the adjustments provided in the Warrant Agreement (ii) each holder of a Warrant received, for each such Warrant, a cash payment of $1.50 (although the holders of the Private Warrants waived their rights to receive such payment) and (iii) each Private Warrant became redeemable and exercisable on the same basis as the Company’s Public Warrants.

Pursuant to the Warrant Agreement, a holder of Warrants may exercise its Warrants only for a whole number of shares of Class A common stock of the Company. Therefore, only four warrants or a multiple of four warrants may be exercised at any given time by a Warrant holder. No fractional shares will be issued upon exercise of the Warrants. For example, if a Warrant holder only holds one Warrant to purchase one-quarter of one share of Class A common stock of the Company, such warrant will not be exercisable. However, if a Warrant Holder holds four warrants, such warrants will be exercisable for one share of Class A common stock. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of common stock, or by a split up of the Class A common stock or other similar event), the Company will, upon exercise, round up or down to the nearest whole number the number of Class A common stock to be issued to such holder.

No Warrant is exercisable and the Company is not obligated to issue shares of Class A common stock until such shares have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Warrant holder. If a registration statement covering the Class A common stock issuable upon exercise of the Warrants is not effective within 60 business days from the completion of the Business Combination, or at any time thereafter, Warrant holders may, until such time as there is an effective registration statement, exercise Warrants only on a “cashless basis“ pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exercise price and number of Class A common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Class A common stock at a price below their respective exercise prices. The Company is also permitted, in its sole discretion, to lower the exercise price at any time prior to the expiration date for a period of not less than 20 business days, provided that the Company provides at least 20 days prior written notice of such reduction to registered holders of the Warrants and that any such reduction will be applied consistently to all of the Warrants. Any such reduction in the exercise price will comply with any applicable regulations under the Federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The Warrants will expire at 5:00 p.m., New York City time on the earlier to occur of (x) the date that is five years from the completion of the Business Combination or (y) the redemption date as fixed by the Company pursuant to the Warrant Agreement, if the Company elects to redeem all Warrants as described below. Each outstanding Warrant not exercised on or before the expiration date will become void, and all rights under the Warrants and the Warrant Agreement will cease as of the expiration date.

The Company may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if and only if, the reported last sale price of the shares of the Company’s Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to Warrant holders, and

●	if and only if, there is a current registration statement in effect with respect to the Company’s Class A common stock underlying such Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If Company calls the Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” Whether the Company will exercise its option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the Warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

A Warrant holder will not have the rights or privileges of holders of Class A common stock and any voting rights with respect to the shares underlying any Warrants until they exercise such Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Warrants, each holder will be entitled to such rights with respect to such shares of Class A common stock as provided by applicable law, the Company’s organizational documents and any other applicable agreement.

Warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder (and his, her or its affiliates) would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of 65% of the then-outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, the Company may lower the exercise price or extend the duration of the exercise period of the Warrants in accordance with the Warrant Agreement, without the consent of any holder.

Dividends

Upon completion of the Business Combination, the Company became a holding company with no material assets other than its interest in Hawk Parent. We intend to cause Hawk Parent to make distributions to holders of Post-Merger Repay Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us. The Amended and Restated Operating Agreement of Hawk Parent provides that pro rata cash distributions be made to holders of Post-Merger Repay Units (including the Company) at certain assumed tax rates.

We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subject to funds legally available therefore. The payment of any cash dividends is within the discretion of the Company Board. In addition, the Company Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of our subsidiaries.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. The Certificate of Incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or shareholders meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended by all directors of the Company Board then in office, except that holders of Class V common stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the Company Board will determine the number of directors who will serve on the board, provided that no more than fifteen directors may serve on the Company Board at any time. The exact number of directors will be fixed from time to time by a majority of the Company Board. The Company Board is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the Closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on the Company Board.

In addition, the Certificate of Incorporation provides that any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Stockholder Agreements entered into in connection with the Business Combination and any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Company Board will shorten the term of any incumbent director.

Business Combinations

The Company has elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Certificate of Incorporation provides that the Company will not engage in any “business combinations” (as defined in the Certificate of Incorporation), at any point in time at which the Company’s Class A common stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, with any “interested stockholder” (as defined in the Certificate of Incorporation) for a three-year period after the time that such person became an interested stockholder unless:

●	prior to such time, the Company Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the Company Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the Certificate of Incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Certificate of Incorporation expressly excludes certain of the Company’s stockholders with whom the Company will enter into stockholders agreements, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the Certificate of Incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Certificate of Incorporation could have an anti-takeover effect with respect to certain transactions which the Company Board does not approve in advance. Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Certificate of Incorporation provides that at any meeting of the Company Board, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Company Board, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board or a committee of the Company Board. For any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be May 31 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as their respective stockholders agreements remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Certificate of Incorporation and the Bylaws provide that the Company Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

●	the provision requiring an 80% supermajority vote for stockholders to amend the Bylaws; and

●	the provisions providing for a classified Company Board (the election and term of directors);

●	the provisions regarding filling vacancies on the Company Board and newly created directorships;

●	the provisions regarding resignation and removal of directors;

●	the provisions regarding calling special meetings of stockholders;

●	the provisions regarding stockholder action by written consent;

●	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

●	the provisions regarding the election not to be governed by Section 203 of the DGCL;

●	the provisions regarding competition and corporate opportunities; and

●	the amendment provision requiring that the above provisions be amended only with an 662/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director or officer of the Company (a) arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless (x) it would be permitted to undertake the opportunity, financially, legally and contractually, (y) the opportunity would be in line with the Company’s business and (z) the opportunity is one in which the Company has interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Stockholder Agreements

Pursuant to the stockholders agreements (each, a “Stockholders Agreement”) that the Company entered into with Corsair, the Sponsor, and John Morris and Shaler Alias at the Closing in connection with the Merger, the Company agreed to nominate Corsair’s designees and Paul R. Garcia (or, if Mr. Garcia no longer desires to serve on the Company Board or does not meet the requirements of the designee under the Sponsor’s Stockholders Agreement, a person designated by Peter J. Kight (or in the event of his death or incapacity, Robert H. Hartheimer)) to serve on the Company Board for so long as each of them and their respective affiliates beneficially own certain specified percentages of the Company’s Class A common stock. In addition, John Morris, who serves as Chief Executive Officer of the Company, and Shaler Alias, who serves as President of the Company, will have the right to be designated or nominated as directors of the Company Board so long as they serve the Company in those respective positions pursuant to their Stockholders Agreement, and will have the right to designate one separate director (subject to Corsair approval) if they do not continue to serve, as long as they together beneficially own a certain specified percentage of the Company’s common stock (including Post-Merger Repay Units exchangeable for shares of the Company’s Class A common stock pursuant to the Exchange Agreement). For more information, each of the Stockholders Agreement is described in the Closing 8-K, which is incorporated herein by reference.

Stockholder Registration Rights

The Company, the Sponsor and certain other holders named therein are parties to registration rights agreement dated as of June 18, 2018 and amended as of July 11, 2019, pursuant to which the Sponsor has certain registration rights in respect of its Class A common stock. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders—Thunder Bridge Related Agreements.”

In addition, in connection with the PIPE Investment, the Company agreed to file a registration statement covering the shares purchased by the PIPE Investors. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders—Agreements Relating to the PIPE Investment.” Upon the completion of the Business Combination, the Company entered into a Registration Rights Agreement with Corsair and the other Repay Unitholders pursuant to which such parties have specified rights to require the Company to register all or a portion of their securities under the Securities Act.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, the Company ceased to be a shell company.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our Class A common stock and Warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on Nasdaq under the symbol “RPAY”.

SELLING SECURITYHOLDERS

With respect to the 17,615,000 shares of Class A common stock that may be sold by the Selling Securityholders from time to time:

●	4,115,000 shares of our Class A common stock currently held by Thunder Bridge Acquisition LLC, the sponsor (the “Sponsor”) of Thunder Bridge, all of which are subject to certain lock-up restrictions pursuant to the Inside Letter Agreement (as defined below), and of which 2,965,000 shares are subject to escrow obligations and forfeiture pursuant to the terms of the Sponsor Letter Agreement (as defined below); and

●	13,500,000 shares of our Class A common stock currently held by the PIPE Investors (as defined below) pursuant to their respective subscription agreements, of which 8,000,000 shares are subject to certain lock-up restrictions pursuant to the Lock-up Agreement (as defined below).

The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to the Selling Securityholders in respect of the securities described above.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock after the date of this prospectus.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder. The up to 2,000,000 shares of Class A common stock issuable upon the exercise of the Private Warrants held by certain of the PIPE Investors are not included in the table below other than as indicated in footnotes therein. The 6,450,000 shares of Class A common stock issuable upon exercise of the Public Warrants are not included in the table below.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Class A common stock does not necessarily mean that the Selling Securityholders will sell all or any of such Class A common stock. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of July 31, 2019 concerning the Class A common stock that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Unless otherwise indicated, the address of each beneficial owner listed on the table below is 3 West Paces Ferry Road, Suite 200, Atlanta, GA 30305.

Name and Address of Selling Securityholder	Class A Common Stock Beneficially Owned and Offered Hereby	% of Class A Common Stock Beneficially Owned and Offered Hereby	% of Total Voting Power Represented by Such Class A Common Stock Offered Hereby (1)(2)
Neuberger Berman Group LLC (3)	4,500,000	11.5%	7.4%
Thunder Bridge Acquisition LLC (4)	4,115,000	10.5%	6.8%
Baron Small Cap Fund (5)	3,500,000	9.00%	5.7%
Monroe Capital Management Advisors, LLC (6)	2,500,000	6.44%	4.1%
BlackRock, Inc. (7)	2,000,000	5.1%	3.3%
Peter J. Kight (8)	500,000	1.3%	*
SF Roofdeck Capital I LLC (9)	500,000	1.3%	*

*	Less than one percent.

(1)	Holders of Class A common stock are entitled to one vote for each share of Class A common stock held by them. Each Repay Unitholder owns Post-Merger Repay Units and one share of Class V common stock and is entitled to a number of votes that is equal to the product of (i) the total number of Post-Merger Repay Units held by such holder multiplied by (ii) the exchange ratio between the Post-Merger Repay Units and Class A common stock, which will initially be one-for-one. Subject to the terms of the Exchange Agreement (as defined below), the Post-Merger Repay Units are initially exchangeable for shares of Class A common stock on a one-for-one basis from and after the six month anniversary of the Closing.

(2)	Represents percentage of voting power of the holders of Class A common stock and Class V common stock of the Company voting together as a single class. See the section entitled “Description of Securities.”

(3)

Holds 4,500,000 shares of Class A common stock issued and outstanding and in addition, 4,500,000 Private Warrants. This Selling Securityholder holds, in the aggregate, 9.0% of total voting power, which represents the Class A common stock offered hereby as indicated in the table above and the Class A common stock issuable upon the exercise of the Private Warrants held by such Selling Securityholder (but not assuming the exercise of any other Warrants).

Neuberger Berman Group LLC and certain of its affiliates may be deemed to be the beneficial owners of the securities for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, because it or certain affiliated persons, including Neuberger Berman Investment Advisers LLC, the adviser or sub-adviser to the funds holding the securities, and NB Equity Management GP LLC, the general partner of NB All Cap Alpha Fund L.P., a “feeder” fund operating in a “master-feeder” structure and the owner of all or substantially all the outstanding shares of NB All Cap Alpha Master Fund Ltd, have shared power to retain, dispose of or vote the securities owned by the funds pursuant to the terms of investment management, advisory and/or sub-advisory agreements with the funds. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities held by the funds. The address of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, NB Equity Management GP LLC is 1290 Avenue of the Americas, New York, NY 10104. This Selling Securityholder has represented to us that it is an affiliate of a broker-dealer but that its shares were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(4)	Each of Thunder Bridge’s pre-Business Combination officers and directors, including Peter J. Kight, who is also a current member of the board of directors of the Company, is a member of the Sponsor. Following the dissolution of the Sponsor, Mr. Gary Simanson, the managing member of the Sponsor, will have the authority to act on behalf of the Sponsor’s members in respect of all of the Escrow Shares (as defined below) (subject to an escrow agreement, in releasing from escrow or otherwise disposing of the Escrow Shares), and the Sponsor Designator (as defined below) will have the rights of the Sponsor as the Sponsor Stockholder under the Sponsor Stockholders Agreement (as defined below). While the Escrow Shares are held in escrow, the Sponsor’s members will have full ownership rights to the Escrow Shares, including voting rights, but any earnings or proceeds from the Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Escrow Shares. The business address of Thunder Bridge is 9912 Georgetown Pike, Suite D203, Great Falls, Virginia 22066

(5)	Holds 3,500,000 shares of Class A common stock issued and outstanding and in addition, 3,500,000 Private Warrants. This Selling Securityholder holds, in the aggregate, 7.1% of total voting power, which represents the Class A common stock offered hereby as indicated in the table above and the Class A common stock issuable upon the exercise of the Private Warrants held by such Selling Securityholder (but not assuming the exercise of any other Warrants).

Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Small Cap Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund. The address of Baron Small Cap Fund is 767 Fifth Avenue, 48th Fl, New York, NY 10153. This Selling Securityholder has represented to us that it is an affiliate of a limited-purpose broker-dealer but that its shares were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(6)	Monroe Capital Management Advisors, LLC (“MCMA”) is investment advisor of (i) Monroe Capital Private Credit Fund II LP (“Credit Fund II”); (ii) Monroe Capital Private Credit Fund II (Unleveraged) LP (“Unleveraged Credit Fund II”); (iii) Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP (“Unleveraged Offshore Credit Fund II”); (iv) Monroe Capital Private Credit Fund III LP (“Credit Fund III”); (v) Monroe Capital Private Credit Fund III (Unleveraged) LP (“Unleveraged Credit Fund III”); (vi) Monroe Capital Fund SV S.a.r.l. - Fund III (Unleveraged) Compartment (“Unleveraged Offshore Credit Fund III”); (vii) Monroe Capital Private Credit Fund III (Lux) Financing Holdco LP (“Lux Credit Fund III”); (viii) Monroe Private Credit Fund A LP (“Credit Fund A” and, collectively with Credit Fund II, Unleveraged Credit Fund II, Unleveraged Offshore Credit Fund II, Credit Fund III, Unleveraged Credit Fund III, Unleveraged Offshore Credit Fund III and Lux Credit Fund III, the “Monroe Funds”). As of the date of this Current Report on Form 8-K, (i) Credit Fund II held 387,038 shares of Class A common stock, (ii) Unleveraged Credit Fund II held 52,597 shares of Class A common stock, (iii) Unleveraged Offshore Credit Fund II held 60,365 shares Class A common stock, (iv) Credit Fund III held 668,925 shares of Class A common stock, (v) Unleveraged Credit Fund III held 158,925 shares of Class A common stock, (vi) Unleveraged Offshore Credit Fund III held 156,237 shares of Class A common stock, (vii) Lux Credit Fund III held 265,913 shares of Class A common stock and (viii) Credit Fund A held 750,000 shares of Class A common stock. As the investment of each of the Monroe Funds, MCMA may be deemed to beneficially own the shares of Class A common stock directly owned by the Monroe Funds. Mr. Theodore Koenig has voting and dispositive power over any such shares due to his ownership interests in MCMA. Mr. Koenig disclaims beneficial ownership over any shares of Class A common stock held by the Monroe Funds and MCMA. The principal business address of Monroe Capital Management Advisors, LLC is 311 South Wacker Drive, Suite 6400, Chicago, IL 60606. In addition, Monroe Capital, LLC, an affiliate of the Monroe Funds is a member of the Sponsor.

(7)	The registered holders of the referenced shares are the following funds and accounts under management by investment adviser subsidiaries of BlackRock, Inc.: BlackRock Global Funds - FinTech Fund and World Financials Fund, a sub-fund of BlackRock Global Funds. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such investment adviser subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. The referenced shares may not incorporate all shares deemed to be beneficially held by BlackRock, Inc. This Selling Securityholder has represented to us that it is an affiliate of a broker-dealer but that its shares were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

(8)	Represents shares held of record by Peter J. Kight. Mr. Kight is a member of the board of directors of the Company and a member of the Sponsor.

(9)	The beneficial owner of SF Roofdeck Capital I LLC is the Steven J. McLaughlin Revocable Trust, whose mailing address is c/o Gunster 777 South Flagler Drive, Suite 500 East, West Palm Beach, FL 33401. This Selling Securityholder has represented to us that it is an affiliate of a broker-dealer but that its shares were purchased in the ordinary course of business and that at the time of its purchase it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

Material Relationships with the Selling Securityholders

Thunder Bridge Related Agreements

Founder Shares and Related Agreements

In September 2017, the Sponsor purchased 5,750,000 shares of Thunder Bridge’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.004 per share. In June 2018, Thunder Bridge effectuated a 1.125-for-1 dividend of the ordinary shares and 18,750 Founder Shares were forfeited as a result of the underwriters’ not exercising the over-allotment option in full in connection with the IPO. As a result, an aggregate of 6,450,000 Founder Shares were issued and outstanding prior to the Business Combination. Of those shares, 2,335,000 were forfeited in connection with the Closing, as described below. In connection with the Domestication and the Business Combination, each of the issued and outstanding Founder Shares were converted into shares of Class A common stock.

In connection with the initial public offering of Thunder Bridge, the Sponsor and Cantor Fitzgerald & Co. (“Cantor”) purchased, in a private placement, an aggregate of 8,830,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $8,830,000 in a private placement. In connection with the Business Combination and PIPE Investment (as defined below) and as described below, the Sponsor transferred 8,000,000 warrants (after giving effect to the Warrant Amendment) to certain of the PIPE Investors, and the Sponsor and Cantor forfeited their remaining 830,000 warrants, which were cancelled upon the consummation of the Business Combination. Each of the PIPE Investors who received the Private Warrants, the Sponsor and Cantor waived its rights to receive the $1.50 cash payment for any warrant it holds, which cash payment was made to holders of Public Warrants.

In addition, in connection with its initial public offering, Thunder Bridge entered into a registration rights agreement (the “Thunder Bridge Registration Rights Agreement”), dated June 18, 2018, by and among Thunder Bridge, the Sponsor, Cantor and Monroe Capital, LLC (“Monroe Capital”), with respect to the Founder Shares and the warrants held by such holders, pursuant to which such holders were granted certain demand and piggyback registration rights. The Thunder Bridge Registration Rights Agreement was amended in connection with the Business Combination to make certain technical changes to address the issuance of shares of Class A common stock and the entry into the Registration Rights Agreement (as defined below).

Thunder Bridge also entered into a letter agreement with the Sponsor and its directors and officers, dated June 18, 2018 (the “Insider Letter Agreement”), containing provisions relating to lock-up restrictions applicable to the Founder Shares and other matters, including but not limited to, those relating to the trust account of Thunder Bridge and waiver of redemption rights. Pursuant to the Insider Letter Agreement, 4,115,000 shares held by the Sponsor are subject to lock-up restrictions until the earlier of (A) one year after the Closing of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

Simultaneously with the execution of the Merger Agreement, the Sponsor entered into a letter agreement with Thunder Bridge and Hawk Parent, which agreement was amended on May 9, 2019 and on May 29, 2019 (as amended, the “Sponsor Letter Agreement”), pursuant to which the Sponsor, at the Closing (i) forfeited 2,335,000 of its Founder Shares for cancellation and (ii) deposited with an escrow agent 2,965,000 of the shares of Class A common stock of the Company to be received in the Domestication to be held in escrow (such shares, the “Escrow Shares”), along with any earnings or proceeds thereon. Fifty percent of the Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $11.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends), which escrow release criteria was achieved as of August 14, 2019. 100% of the Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends).

At any time subsequent to the Closing, the Sponsor may liquidate pursuant to its organizational documents and applicable Delaware law and distribute the rights to the Escrow Shares among its members in accordance with its operating agreement, subject to the Sponsor Letter Agreement and escrow. Following this dissolution, Mr. Gary Simanson, the managing member of the Sponsor, will have the authority to act pursuant to the Sponsor Letter Agreement and the applicable escrow agreement on behalf of the Sponsor’s members. While the Escrow Shares are held in escrow, the Sponsor’s members will have full ownership rights to the Escrow Shares, including voting rights, but any earnings or proceeds from the Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Escrow Shares.

The Sponsor Letter Agreement also that in the event that Thunder Bridge’s unpaid expenses and obligations as of the Closing are greater than $21.75 million, then the Sponsor will forfeit a number of Escrow Shares equal in value to the excess of such expenses and obligations over such cap, with each Escrow Share valued at the Redemption Price. The determination of such unpaid expenses and obligations is subject to a customary post-Closing true up.

Pursuant to the Sponsor Letter Agreement, the parties thereto consented to the Sponsor transferring 8,000,000 of its warrants (after giving effect to the Warrant Amendment) to certain of the PIPE Investors pursuant to the Lock-up Agreement (as defined below), and delivered to Thunder Bridge for cancellation its remaining warrants after giving effect to such transfer, and the Sponsor waived with respect to its warrants any rights that it might otherwise have to receive a $1.50 cash payment for each of its Private Warrants.

Stockholders Agreement

In connection with the Closing, on July 11, 2019, the Company entered into a stockholders agreement with the Sponsor.

Director Appointment. Under the Stockholders Agreement between the Company and the Sponsor (the “Sponsor Stockholders Agreement”), so long as the Sponsor (or any subsequent Sponsor Stockholder party thereto, as described below, the “Sponsor Stockholder”) and its permitted transferees collectively beneficially own at least 5% of the Class A common stock of the Company, Peter J. Kight (or in the event of his death or incapacity, Robert H. Hartheimer) (the “Sponsor Designator”) will be able to designate an individual (the “Sponsor Designee”) to be nominated by the Nominating and Governance Committee to serve as a Class I director on the board of directors of the Company (the “Company Board”); provided, that such Sponsor Designee must be eligible to serve as a director, qualify as “independent” and be qualified to serve on the audit committee of the Company Board, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded), and be willing to serve on the audit committee. The Company has also agreed to use its best efforts to cause the Sponsor Designee to be elected to the Company Board. So long as Paul R. Garcia is willing to serve on the Company Board and meets the requirements to serve as the Sponsor Designee as described above, the Sponsor Designator will continue to designate Mr. Garcia as the Sponsor Designee. Additionally, any change in the size of the Company Board requires the consent of the Sponsor Designator. The Sponsor Designee will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards, and will be entitled to the same rights and privileges applicable to all other members of the Company Board, including indemnification and exculpation rights and director and officer insurance. Information Access. The Company also agreed to provide the Sponsor Stockholder with certain information and access rights to the books and records of the Company and its subsidiaries, as well as delivery of certain financial and operating reports and other reports and information that it otherwise prepares. The Sponsor Stockholder will be subject to certain confidentiality obligations.

Transfers. Upon the distribution by the Sponsor to its members of the Company securities that it owns, the Sponsor Designator at that time will automatically become the Sponsor Stockholder for purposes of the Sponsor Stockholders Agreement. For purposes of the Sponsor Stockholders Agreement, the Sponsor Stockholder’s permitted transferees will include:

●	so long as the Sponsor Stockholder is the Sponsor, certain of the Sponsor’s affiliates;

●	upon the Sponsor Designator becoming the Sponsor Stockholder, certain of the Sponsor Designator’s affiliates; and

●	in either case, any of the Sponsor’s members as of the Closing and certain of such members’ respective affiliates that have entered into a voting agreement with the Sponsor Stockholder or are otherwise part of a “group” for purposes of the Exchange Act and have filed a form with the SEC indicating that they are part of a “group” with the Sponsor Stockholder for purposes of the Exchange Act.

Termination. The Sponsor Stockholders Agreement will terminate upon the earliest to occur of: (i) the Sponsor Stockholder and its permitted transferees collectively beneficially owning less than 5% of the outstanding Class A common stock of the Company; (ii) the written request of the Sponsor Stockholder to the Company to terminate the Sponsor Stockholders Agreement; (iii) five (5) years after the Closing; (iv) the later of (A) 100% of the Escrow Shares vesting and no longer being subject to forfeiture in accordance with the terms of the Sponsor Letter Agreement and (B) the expiration of the lock-up period that the Sponsor agreed to in the Insider Letter Agreement, between Thunder Bridge and the Sponsor; and (v) the death or incapacity of both Peter J. Kight and Robert H. Hartheimer. The Company agreed in the Sponsor Stockholders Agreement that the charter of the Company’s nominating and corporate governance committee will provide that in the event that the Sponsor Stockholders Agreement is terminated due to the death or incapacity of both Peter J. Kight and Robert H. Hartheimer, (i) Paul R. Garcia will continue to be nominated for the Company Board as a Class I director so long as he is willing to serve and otherwise meets the qualifications for the Sponsor Designee described above and (ii) if Mr. Garcia is no longer willing to serve or fails to meet the qualifications for the Sponsor Designee described above, the committee will nominate an independent director for such Class I director position who otherwise meets the qualifications for the Sponsor Designee described above and who is not an affiliate of CC Payment Holdings, L.L.C., a Delaware limited liability company, an entity controlled by Corsair or an officer, director, manager, employee, partner, member or stockholder of Corsair.

Parent Sponsor Director Support Agreement

In connection with the Merger Agreement, on January 21, 2019, Peter J. Kight, who is a director of the Company, a Selling Securityholder and a member of the Sponsor, entered into a support agreement (the “Parent Sponsor Director Support Agreement”) in favor of Thunder Bridge and Hawk Parent and their present and future successors and subsidiaries.

 In the Parent Sponsor Director Support Agreement, Mr. Kight agreed for an applicable restricted period following the end of his service as a director or officer of the Company, subject to specified exceptions and conditions in the Parent Sponsor Director Support Agreement, to not directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, or be employed by, any business that is primarily engaged in the business of providing electronic payment processing services to merchants in any or all of the payday lending, installment lending, buy-here, pay-here auto lending, collections, debt recovery and accounts receivable management industries. He also agreed to certain non-solicitation and non-interference obligations from the Closing until the six month anniversary of when he is no longer an employee or director and customary confidentiality requirements.

Peter J. Kight was previously the executive chairman of Thunder Bridge prior to the Business Combination. Currently, he is a director of the Company, a Selling Securityholder and a member of the Sponsor. In his capacity as a director of the Company, in the future he may receive any cash fees, stock options, stock awards or other remuneration that the Company Board determines to pay to such director.

Agreements Relating to the PIPE Investment

On May 9, 2019, Thunder Bridge entered into subscription agreements (each, a “Subscription Agreement”) with the investors named therein (the “PIPE Investors”), pursuant to which Thunder Bridge agreed to issue and sell to the PIPE Investors an aggregate of 135,000,000 Thunder Bridge Class A ordinary shares, at a price of $10.00 per share, simultaneously with or immediately prior to the Closing (the “PIPE Investment”). The PIPE Investment closed on July 11, 2019, and the proceeds from the PIPE Investment were used to fund a portion of certain payments required in connection with the Business Combination.

In connection with the PIPE Investment, on May 9, 2019, certain PIPE Investors, holding in the aggregate 8,000,000 shares, entered into a letter agreement by and among Thunder Bridge, the Sponsor and the PIPE Investors named therein (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, the PIPE Investors party thereto agreed, for a period commencing on the Closing and ending one hundred twenty (120) days thereafter, not to engage in a Prohibited Transfer (as defined in the Lock-up Agreement (which generally includes all sales, lending and other transfer arrangements, subject to specified exceptions)) with respect to the shares acquired by such PIPE Investor pursuant to the Subscription Agreement and the Private Warrants (and any shares issuable upon exercise of such Private Warrants) acquired by such PIPE Investor from the Sponsor pursuant to the Lock-up Agreement. In consideration for entering into the Lock-up Agreement, the Sponsor agreed to transfer to the PIPE Investors party to the Lock-up Agreement an aggregate of 8,000,000 Private Warrants held by the Sponsor. The Private Warrants transferred pursuant to the Lock-up Agreement were subject to the terms of the Warrant Amendment such that following such amendment and upon completion of the Business Combination they became exercisable for an aggregate of 2,000,000 Class A ordinary common stock (except that each of the PIPE Investors who received the Private Warrants waived its rights to receive the $1.50 cash payment for any warrant it holds). See the section entitled “Description of Securities—Warrants.”

Other

On July 13, 2017, Financial Technology Partners LP and FTP Securities LLC (collectively, “FT Partners”) entered into an agreement (the “FT Engagement Letter”) with Repay Holdings, LLC to provide financial advisory services to Repay Holdings, LLC in connection with reviewing and analyzing certain potential strategic transactions. In connection with the Closing of the Business Combination, the pre-Closing members of Hawk Parent Holdings LLC (the “Pre-Closing Repay Members”) entered into an agreement (the “Supplemental FT Engagement Letter”) in respect of such financial advisory services. Steve McLaughlin is the founder and Managing Partner of FT Partners.

Pursuant to the terms of the FT Engagement Letter and the Supplemental FT Engagement Letter, FT Partners received a portion of the proceeds of the Business Combination that would otherwise have been payable to the Pre-Closing Repay Members at the Closing, and will receive a portion of the post-Closing proceeds otherwise payable to such Pre-Closing Repay Members. Except for the transactions referred to herein and in documents incorporated by reference into this prospectus or filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the Selling Securityholders has, or within the last three years has had, any position, office or other material relationship with us other than as a holder of our securities.

PLAN OF DISTRIBUTION

We are registering 17,615,000 shares of Class A common stock for possible sale by the Selling Securityholders from time to time and the up to 8,450,000 shares of Class A common stock that are issuable upon the exercise of the Warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The shares of Class A common stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of The Nasdaq Capital Market;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act (“Rule 144”) may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

The audited financial statements of Thunder Bridge Acquisition, Ltd. have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries as of December 31, 2018 and for the year ended December 31, 2018 incorporated by reference herein have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries at December 31, 2017 and 2016 and for the year ended December 31, 2017 and the period from inception through December 31, 2016 and the period from January 1, 2016 to August 31, 2016 incorporated by reference herein have been audited by Warren Averett, LLC, independent registered public accounting firm, as set forth in their report thereon and are so incorporated in reliance on such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Our website address is www.repay.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 26, 2019 (File No. 001-38531);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 15, 2019 and July 10, 2019, respectively (File No. 001-38531);

●	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 22, 2019, February 12, 2019, April 17, 2019, May 9, 2019, May 21, 2019, May 29, 2019, June 20, 2019, July 10, 2019, July 17, 2019, July 26, 2019, August 14, 2019, August 14, 2019 and August 19, 2019 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38531); and

●	the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38531), filed with the SEC on June 15, 2018, including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before July 11, 2019 do not reflect the Domestication, the Business Combination or the resulting change in our name, jurisdiction of incorporation or capital structure. We describe these matters above under the section entitled “The Company.”

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

Repay Holdings Corporation

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(404) 504-7474

PART II
Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

Amount
SEC registration fee		$37,466.67
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total (1)	$	*

(1)	Does not include any fees or expenses in connection with any subsequent expense.

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

Exhibit No.	Description
2.1†	Amended and Restated Agreement and Plan of Merger, dated effective January 21, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on January 22, 2019).
2.2†	First Amendment to Agreement and Plan of Merger dated February 11, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on February 12, 2019).
2.3†	Second Amendment to Agreement and Plan of Merger dated May 9, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).
2.4†	Third Amendment to Agreement and Plan of Merger dated June 19, 2019, by and among Thunder Bridge, Merger Sub, Hawk Parent, and the Repay Securityholder Representative named therein (incorporated by reference to Exhibit 2.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 20, 2019).
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).
4.1	Specimen Warrant certificate of Thunder Bridge (incorporated by reference to Exhibit 4.3 of Thunder Bridge’s Form S-1 (File No. 333-224581), filed with the SEC on June 8, 2018).
4.2	Warrant Agreement, dated June 18, 2018, between Thunder Bridge and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 22, 2018).
4.3	Amendment of Warrant Agreement, dated July 11, 2019, between Thunder Bridge and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.5 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).
5.1**	Opinion of Simpson Thacher & Bartlett LLP.
10.1	Insider Letter Agreement, dated June 18, 2018, by and among Thunder Bridge, its officers, directors and Thunder Bridge Acquisition LLC (incorporated by reference to Exhibit 10.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 22, 2018).
10.2	Registration Rights Agreement, dated June 18, 2018, between Thunder Bridge, Thunder Bridge Acquisition LLC and the holders party thereto (incorporated by reference to Exhibit 10.4 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on June 22, 2018).
10.3	First Amendment to Registration Rights Agreement, dated July 11, 2019, by and among Thunder Bridge, the Sponsor, and Cantor (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).
10.4	Sponsor Letter Agreement by and among Thunder Bridge, Sponsor and Hawk Parent, dated January 21, 2019 (incorporated by reference to Exhibit 10.7 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on January 22, 2019).
10.5	Amendment to Sponsor Letter Agreement by and among Thunder Bridge, Sponsor and Hawk Parent, dated May 9, 2019 (incorporated by reference to Exhibit 10.1 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).
10.6	Second Amendment to Sponsor Letter Agreement by and among Thunder Bridge, Sponsor and Hawk Parent, dated May 29, 2019 (incorporated by reference to Exhibit 10.3 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 29, 2019).
10.7	Sponsor Stockholders Agreement, dated July 11, 2019, between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K (001-38531), filed with the SEC on July 17, 2019).
10.8	Form of Subscription Agreement between Thunder Bridge and the PIPE Investors, dated May 9, 2019 (incorporated by reference to Exhibit 10.4 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).
10.9	Form of Lock-Up Agreement between Sponsor and certain PIPE Investors, dated May 9, 2019 (incorporated by reference to Exhibit 10.5 of Thunder Bridge’s Form 8-K (File No. 001-38531), filed with the SEC on May 9, 2019).
23.1**	Consent of Warren Averrett, LLC.
23.2**	Consent of Grant Thornton LLP for Hawk Parent Holdings LLC.
23.3**	Consent of Grant Thornton LLP for Thunder Bridge Acquisition, Ltd.
23.4**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page to the initial filing of this registration statement).
24.2*	Power of Attorney (contained on the signature page to Amendment No. 1 to this registration statement).

*	Previously filed
**	Filed herewith
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on August 26, 2019.

REPAY HOLDINGS CORPORATION

/s/ Timothy J. Murphy
Name:	Timothy J. Murphy
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	August 26, 2019
John Morris

*	President, Director
Shaler Alias		August 26, 2019

*	Chief Financial Officer
Timothy J. Murphy	(Principal Financial Officer)	August 26, 2019

*	Vice President, Corporate Controller
Thomas Sullivan	(Principal Accounting Officer)	August 26, 2019

*	Director
Richard E. Thornburgh		August 26, 2019

*	Director
William Jacobs		August 26, 2019

*	Director
Paul R. Garcia		August 26, 2019

*	Director
Robert H. Hartheimer		August 26, 2019

*	Director
Maryann Goebel		August 26, 2019

*	Director
Peter J. Kight		August 26, 2019

*	Director
Jeremy Schein		August 26, 2019

*By:	/s/ TIMOTHY J. MURPHY
Timothy J. Murphy
Attorney-in-Fact